UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Education Realty Trust, Inc.
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EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement of Education Realty Trust, Inc., filed with the Securities and Exchange Commission on March 28, 2017, is being filed to add Proposal 5 (advisory (non-binding) vote on frequency of advisory (non-binding) vote on executive compensation).
To vote on Proposal 5, you may return the enclosed revised proxy card with your vote on Proposals 1, 2, 3, 4 and 5, regardless of whether or not you already returned the original proxy card, vote on the Internet at www.proxyvote.com or vote by telephone by calling 1-800-690-6903.
We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

The receipt of your revised proxy card will revoke and supersede any proxy card previously submitted.

IF YOU HAVE ALREADY VOTED ON PROPOSALS 1, 2, 3 AND 4, YOUR VOTES WILL BE COUNTED. HOWEVER, WE URGE YOU TO CAST YOUR VOTE ON PROPOSAL NUMBER 5 EVEN IF YOU HAVE PREVIOUSLY CAST YOUR VOTE ON PROPOSALS 1, 2, 3 AND 4 DESCRIBED ON OUR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS DATED MARCH 28, 2017.

March 31, 2017

Dear Stockholder,

I would like to extend a personal invitation for you to join us at the 2017 Annual Meeting of Stockholders, which will be held on Wednesday, May 10, 2017, at 8:00 a.m. Central Daylight Time at the company's headquarters, located in Memphis, Tennessee. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the annual meeting.

The proxy statement was first mailed to stockholders on or about March 31, 2017. It is being furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the 2017 Annual Meeting of Stockholders for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Your vote is important. Whether you can or cannot attend the 2017 Annual Meeting of Stockholders, I encourage you to vote. Please complete, sign and return your proxy card or give your proxy authorization over the Internet or by telephone prior to the meeting so that your shares will be represented and voted. If you have already voted on Proposals 1, 2, 3 and 4 included in our proxy materials dated March 28, 2017, we urge you to also cast your vote on Proposal 5 (advisory (non-binding) vote on frequency of advisory (non-binding) vote on executive compensation).

Sincerely,
Randy Churchey
Chief Executive Officer and
Chairman of the Board of Directors

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are hereby invited to attend the 2017 Annual Meeting of Stockholders of Education Realty Trust, Inc.

WHEN	8:00 a.m. Central Daylight Time on May 10, 2017.

WHERE	The company's headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

ITEMS OF BUSINESS
• To elect eight directors to serve until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);
• To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);
• To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3);
• To approve the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan (Proposal 4);
• To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years (Proposal 5); and
• To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE	Stockholders of record as of the close of business on March 10, 2017 will be entitled to notice of and to vote at the 2017 Annual Meeting of Stockholders.

VOTING BY PROXY OR PROXY AUTHORIZATION
Education Realty Trust, Inc., on behalf of its Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2017 Annual Meeting of Stockholders. You may submit your proxy by U.S. mail, over the Internet or by telephone by following the instructions in the enclosed proxy card. If you subsequently decide to vote at the meeting, information about revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card that you receive or give your proxy authorization over the Internet or by telephone to ensure that each of your shares are represented and voted.

RECOMMENDATIONS	The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” Proposal 2; “FOR” Proposal 3; “FOR” Proposal 4; and "1 YEAR" on Proposal 5.

By Order of the Board of Directors,

March 31, 2017 Memphis, Tennessee

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 10, 2017
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 are available at http://www.edrtrust.com/proxy

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500
_______________________________________

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________

This Proxy Statement is furnished by Education Realty Trust, Inc., a Maryland corporation, on behalf of its Board of Directors for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” the "Company" or “EdR” refer to Education Realty Trust, Inc.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The Annual Meeting will be held at 8:00 a.m. Central Daylight Time on May 10, 2017. The Annual Meeting will be held at the company's headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

What proposals will be voted upon at the Annual Meeting?

There are five proposals scheduled for a vote at the Annual Meeting:

1.	To elect eight directors to serve until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);

3.	To approve, in an advisory (non-binding) vote, the compensation of our Named Executive Officers ("NEOs") (Proposal 3);

4.	To approve the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan (Proposal 4); and

5.	To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years (Proposal 5).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the eight nominees named herein to serve on the Board of Directors;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	“FOR” the approval of the compensation of our NEOs;

•	“FOR” the approval of the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan; and

•	“1 YEAR” with respect to the frequency of stockholder votes to approve the compensation of our NEOs should occur.

Will our directors be in attendance at the Annual Meeting?

We encourage, but do not require, our directors to attend annual meetings of stockholders. All of our then-incumbent directors attended the 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting").

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, eight persons will be considered for election to serve on our Board of Directors until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualify. Directors are elected by a majority of the votes cast at the Annual Meeting once a quorum is present, except in the case of a contested election where a plurality of votes cast is required once a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no family relationships between any of the members of our Board of Directors and any of our executive officers.

Monte J. Barrow has served on the Board of Directors since January 2005 and has informed the Company of his intent to resign effective April 1, 2017 and also served as a member of our Compensation Committee, Audit Committee, and as Chairman of our Investment Oversight Committee. The retirement of Mr. Barrow is in accordance with the Company’s mandatory retirement policy and is not the result of any disagreement with the Company, the Board of Directors or management on any matter relating to the Company’s operations, policies or practices.

Set forth below is a brief biography of each director nominee.

Current Director Nominees

Randall L. Churchey, age 56, joined the Company as President and Chief Executive Officer in January 2010. He was elected Chairman and Chief Executive Officer in January 2015. Mr. Churchey is also a member of the Board of Directors of MedEquities Realty Trust, a publicly-traded healthcare real estate investment trust ("REIT") (NYSE: MRT).

In 2008, Mr. Churchey was interim Chief Executive Officer of Great Wolf Resorts, Inc., a publicly-traded family entertainment company (NYSE: WOLF), and was a member of its Board of Directors from 2005 until its sale in 2012. He was President and Chief Executive Officer and a member of the Board of Directors of Golden Horizons, the nation's second largest senior care company, from 2006 to 2007.

From 2005 to 2007, Mr. Churchey was a member of the Company's Board of Directors. From 2004 until its sale in 2008, Mr. Churchey served on the Board of Trustees of Innkeepers USA Trust, a publicly-traded REIT (NYSE: KPA).

He served as President, Chief Operating Officer and a director of RFS Hotel Investors, Inc., a publicly-traded hotel REIT (NYSE: RFS), from 1999 to until its sale in 2003. From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a publicly-traded hotel REIT (NYSE: FCH).

Mr. Churchey is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). He also holds a Certified Public Accountant license (inactive).

John V. Arabia, age 47, has served as a member of our Board of Directors since March 2014 and is a member of our Investment Oversight Committee and Chairman of our Nominating and Corporate Governance Committee. Mr. Arabia has served as the President and Chief Executive Officer of Sunstone Hotel Investors Inc., a publicly-traded lodging REIT (NYSE: SHO) since January 2015 and previously served as Sunstone’s President from February 2013 to January 2015, and as the company's Chief Financial Officer and Executive Vice President of Corporate Strategy from April 2011 to February 2013. He is also a Director at the American Hotel and Lodging Association since March 2015. In February 2014, Mr. Arabia was appointed to Sunstone’s Board of Directors. Prior to joining Sunstone, he was a Principal and a Managing Director at Green Street Advisors, Inc. beginning in 1997. Prior to joining Green Street, he was a Consulting Manager at EY Kenneth Leventhal in the firm’s West Coast Lodging Consulting practice. Mr. Arabia holds a Certified Public Accountant license. He earned his M.B.A. in Real Estate and Accounting from University of Southern California and B.S. in Hotel Administration from Cornell University.

William J. Cahill, III, age 71, has served as a member of our Board of Directors since January 2005 and is the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Cahill served as the Corporate Vice President of Human Resources of FedEx Corporation (NYSE:FDX) from June 2004 until his retirement in June 2007. He served as Vice President of Human Resources of FedEx Corporation from February 1998 until June 2004. In his role, Mr. Cahill was responsible for executive compensation, succession planning, healthcare strategy, retirement investment, employment, legal compliance and other human resources functions at FedEx Corporation. He had been with FedEx since December 1979. Additionally, Mr. Cahill served as a member of the Board of Directors of Make-A-Wish – Mid-South from 2009 to 2015.

Kimberly K. Schaefer, age 51, Ms. Schaefer joined our Board of Directors in January 2016 and serves on our Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Ms. Schaefer has over twenty years of experience in the hospitality industry. From January 2009 until September 2015, Ms. Schaefer served as the Chief Executive Officer of Great Wolf Resorts, Inc., a publicly-traded family entertainment company (NYSE: WOLF). Prior to being appointed the Chief Executive Officer of Great Wolf Resorts, Inc., Ms. Schaefer served as its Chief Operating Officer from 2005 to 2009 and its Chief Brand Officer from 2004 to 2005. From 1997 until 2004, Ms. Schaefer served as Senior Vice President of Operations of The Great Lakes Companies, Inc., the predecessor company of Great Wolf Resorts, Inc. Since February 2009, Ms. Schaefer has been a member of the Board of Directors of Great Wolf Resorts, Inc. and sits on the Board of Trustees for Edgewood College Business School. Ms. Schaefer received a Bachelor of Science degree in Accounting from Edgewood College in Madison, Wisconsin and is a Certified Public Accountant (inactive).

Howard A. Silver, age 62, has served as a member of our Board of Directors since February 2010. He is the Chairman of our Investment Oversight Committee and is a member of our Compensation Committee and our Audit Committee. In addition, Mr. Silver is our lead independent director. Mr. Silver has served as a director and Chairman of the Audit Committee of Jernigan Capital (NYSE: JCAP), a publicly listed mortgage REIT that lends to the self-storage industry since 2015. Mr. Silver also serves on the Compensation Committee and Nominating and Governance Committee of Jernigan Capital. Mr. Silver has also served as a director and Chairman of the Audit Committee of Cole Office and Industrial REIT (CCIT III), an office and industrial REIT that is publicly registered, non-traded REIT since July 2016. Mr. Silver served as a director and Chairman of the Audit Committee of Landmark Apartment Trust of America, Inc., a multi-family REIT that was publicly registered, but non-traded, from January 2014 until it was sold in January 2016. Mr. Silver served as a director of CapLease, Inc. (NYSE: LSE), a public triple net lease REIT, from March 2004 to 2013, when the company was sold, and was the lead independent director, Chairman of the Audit Committee and a member of the Nomination and Investment Committees. From December 2004 until the sale of the company to a private equity firm in May 2012, Mr. Silver served as a director of Great Wolf Resorts, Inc., a publicly-traded family entertainment company, where he served as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. From May 1994 until October 2007, Mr. Silver held various executive positions with Equity Inns, Inc., a NYSE-listed REIT (NYSE:ENN), which was sold to Whitehall Global Real Estate Funds. At the time of the sale, Mr. Silver was the President and Chief Executive Officer and was also a director of Equity Inns. He had previously held the positions of Chief Operating Officer, Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Equity Inns. From 1992 until 1994, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Mr. Silver holds a Certified Public Accountant license (inactive) and was employed by Ernst & Young LLP from 1987 to 1992 and by Coopers & Lybrand L.L.P. from 1978 to 1986.

John T. Thomas, age 50, has served as a member of our Board of Directors since October 2016. He is a member of our Compensation Committee and Investment Oversight Committee. Since August 2013, Mr. Thomas has served as President, Chief Executive Officer and Trustee of Physicians Realty Trust (NYSE: DOC). Mr. Thomas was the Executive Vice President-Medical Facilities Group for Health Care REIT Inc. (NYSE: HCN) from January 2009 to July 2012. From July 2012 to July 2013, Mr. Thomas was self-employed as a healthcare consultant and lawyer. Prior to HCN, Mr. Thomas served as President, Chief Development Officer and Business Counsel of Cirrus Health from August 2005 to December 2008, where he led efforts to acquire and manage four hospitals and an endoscopy center, as well as efforts to develop other facilities. From October 2000 to July 2005, he served as Senior Vice President and General Counsel for Baylor Health Care System in Dallas, Texas. As General Counsel for Baylor Health Care System, he was responsible for legal and government affairs. He was also Co-Founder and Chairman of the Coalition for Affordable and Reliable Healthcare, a national coalition to reform medical malpractice laws through federal legislation. From April 1997 to October 2000, he served as General Counsel and Secretary for Unity Health System, a five hospital division of the Sisters of Mercy Health System in St. Louis, MO, where he oversaw legal affairs for the healthcare delivery system and its operating subsidiaries.

Thomas Trubiana, age 65, has served as President and a member of our Board of Directors since January 2015. He served as our Chief Investment Officer from 2007 to 2014. Prior to that, Mr. Trubiana served as Senior Vice President of Development of EDR Development LLC, our development company, from February 2005 until December 31, 2006. From June 2004 until joining us in February 2005, Mr. Trubiana was a financial advisor to Eagle Strategies Corporation. Mr. Trubiana was CEO and President of American Campus Communities, Inc. from July 1997 until October 2003, the period of significant growth prior to its initial public offering. Prior to serving as CEO of American Campus Communities, Mr. Trubiana served as Chief Operating Officer for Cardinal/Lexford Realty Services where he was responsible for the significant increase in value of the company's portfolio of 530 owned apartment communities. Mr. Trubiana began his career as a resident assistant at our predecessor, Allen & O’Hara, in 1972 and was promoted to General Manager, Regional Manager and finally Director of Development before leaving Allen & O’Hara in 1987. Mr. Trubiana received both his B.S. in Marketing and M.B.A. from West Virginia University.

Wendell W. Weakley, age 62, has served as a member of our Board of Directors since May 2007 and is the Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee and our Investment Oversight Committee. Mr. Weakley is the President and Chief Executive Officer of the University of Mississippi Foundation. Prior to joining the Foundation in July 2006, he was with PricewaterhouseCoopers LLP (“PwC”) from August 1976 to June 2006. Mr. Weakley was an audit partner with PwC serving public clients in the manufacturing, distribution and retail sectors in the Memphis, Dallas and Tampa offices during his career. As an audit manager, he also served a two-year international tour of duty with PwC. He served as the Office Managing Partner for the Memphis office of PwC as well as the audit and industry leader in the Dallas/Ft. Worth market for PwC. He was also a Regional Risk Management partner for PwC. Mr. Weakley holds a Certified Public Accountant license in Tennessee and Mississippi.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of EdR’s operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•
Mr. Churchey: The Board of Directors considered his over 20 years of service as a senior executive officer of publicly-traded real estate companies, including REITs, and his current service as our Chief Executive Officer and determined that his vast experience in the real estate industry and his direct involvement and understanding of the ongoing operations of EdR facilitate the Board of Directors in its evaluation of our strategic initiatives and operational performance.

•
Mr. Arabia: The Board of Directors considered his more than 20 years of experience in the real estate and hospitality industries, including his experience and current position as a senior executive of a publicly-traded REIT where he plays a significant role in the portfolio management and strategic planning processes, and determined that his extensive experience and leadership skills provide a significant benefit as Chairman of our Nominating and Corporate Governance Committee, member of our Investment Oversight Committee and as a member of the Board of Directors.

•
Mr. Cahill: The Board of Directors considered his 22 years of executive level experience at a global corporation in human resources, executive compensation matters and succession planning, and determined that his expertise in these corporate disciplines enhances his oversight and administration of our executive officer compensation program in his capacity as Chairman of the Compensation Committee, a member of the Nominating and Corporate Governance Committee, and as a member of our Board of Directors.

•
Ms. Schaefer: The Board of Directors considered her more than 20 years of experience in the hospitality industry in operational and leadership roles, and determined that her extensive experience provides a significant benefit to our Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee, and to our Board of Directors, as a whole.

•
Mr. Silver: The Board of Directors considered his 33 years of service as a senior executive officer and director of publicly-traded real estate companies, including REITs, and his experience in the field of public accounting and determined that his prior experience in leading a publicly-traded REIT and expertise in public accounting, strategic planning and public company executive compensation matters significantly benefit our Compensation and Audit Committees and his chairmanship of the Investment Oversight Committees and our Board of Directors in the fulfillment of their respective duties. Mr. Silver also serves as lead independent director.

•
Mr. Thomas: The Board of Directors considered his extensive experience in the real estate industry, including his current role as the Chief Executive Officer of a publicly-traded REIT, and determined that his experience provides a substantial benefit to our Compensation and Investment Oversight Committees and our Board of Directors as a whole.

•
Mr. Trubiana: The Board of Directors considered his more than 30 years of experience in the student housing industry, in addition to service as our current President and former Chief Investment Officer, and determined that his extensive experience and leadership skills provide a significant benefit to our Board of Directors.

•
Mr. Weakley: The Board of Directors considered his more than 30 years of experience in public accounting and his leadership of a non-profit corporation responsible for investing and distributing proceeds for the benefit of a major public university, and determined that his extensive expertise in the field of accounting and his leadership skills facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in his capacity as

Chairman of the Audit Committee and as a member of our Board of Directors. Mr. Weakley is also a member of the Investment Oversight Committee and Nominating and Corporate Governance Committee.

The Board of Directors recommends a vote “FOR” each nominee named above.

CORPORATE GOVERNANCE

Director Independence

As required by the listing standards of the New York Stock Exchange ("NYSE"), a majority of the members of a listed company’s board of directors must qualify as independent as affirmatively determined by the company's board of directors. Consistent with SEC rules, the NYSE listing standards and our Corporate Governance Guidelines, our Board of Directors reviews all relevant transactions or relationships between each director and EdR, our senior management and our independent registered public accounting firm. During this review, the Board of Directors considers whether there are any transactions or relationships between directors or any member of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and EdR, senior management and our independent registered public accounting firm. The Board of Directors consults with EdR’s corporate counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of this review, our Board of Directors affirmatively determined that the following six of our eight current directors are independent within the meaning of applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines: Messrs. Arabia, Cahill, Silver, Thomas and Weakley and Ms. Schaefer. Mr. Churchey, our Chief Executive Officer, and Mr. Trubiana, our President, are not independent, as defined by the applicable rules, as each is an executive officer of EdR.

Board and Committee Meetings; Attendance

EdR encourages, but does not require, its directors to attend annual meetings of stockholders. Messrs. Arabia, Cahill, Churchey, Silver, Trubiana and Weakley and Ms. Schaefer attended the 2016 Annual Meeting of Stockholders. The Board of Directors held eight meetings during 2016. Each member of the Board of Directors attended at least 90% of the aggregate of (i) all board meetings and (ii) all committee meetings for committees on which the director served, except for Mr. Thomas, who did not join the Board of Directors until October 3, 2016. In addition, our independent directors conduct regularly scheduled executive sessions without the presence of non-independent directors or management. Mr. Silver, as lead independent director, serves as the Chairman for and presides over these executive sessions of the independent directors.

Board Committees

The Board of Directors has established the following four standing committees that have certain responsibilities for our governance and management:

•	Audit Committee,

•	Compensation Committee,

•	Nominating and Corporate Governance Committee and

•	Investment Oversight Committee.

The Board of Directors has adopted charters for each of these committees, all of which can be found on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” EdR will also provide a copy of these charters to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information—Whom should I contact if I have any questions?” below.

The Board of Directors has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NYSE listing standards applicable to members of the Audit Committee as well as the Audit Committee independence standards established by the SEC. The Board of Directors also has determined that Mr. Weakley, the Audit Committee Chairman, and Mr. Silver, are each an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board of Directors has determined that each member of the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the applicable independence requirements of the NYSE listing standards.

The current membership of and information about the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Oversight Committee are set forth below. All members of these committees are independent within the meaning of the NYSE listing standards.

Committee, Current Members and Number of Meetings Held	Key Committee Functions
Audit Committee Current Members: Mr. Weakley (Chairman) Ms. Schaefer Mr. Silver 8 Meetings in 2016
• appoints our independent registered public accounting firm, oversees their work and reviews the scope of the audit to be conducted by them as well as the results of their audit;
• reviews the scope of our internal system of controls and appraises our financial reporting activities and the accounting standards and principles followed;
• reviews and discusses with management and the independent registered public accounting firm various topics and events that may have a significant financial impact on our business, and reviews and discusses with management major financial risk exposure and steps that management has taken to monitor and control such exposure;
• reviews the adequacy and effectiveness of our internal controls, internal audit procedures and disclosure controls and procedures as well as management’s reports thereon; and
• reviews and approves all transactions with related persons pursuant to our Related Party Transactions Policy.

Compensation Committee Current Members: Mr. Cahill (Chairman) Ms. Schaefer Mr. Silver Mr. Thomas 4 Meetings in 2016
• sets compensation for our Chief Executive Officer based upon an evaluation of his performance in light of goals and objectives determined by the Compensation Committee;
• sets the compensation for our other NEOs after receiving the recommendations of the Chief Executive Officer;
• reviews, approves and recommends to the Board of Directors any change in non-employee director compensation;
• reviews other compensatory and benefit plans pertaining to our executives and employees;
• retains the advice of a compensation consultant, outside legal counsel or other advisor as the Committee deems appropriate; and
• oversees the administration of our equity incentive plans.

Nominating and Corporate Governance Committee Current Members: Mr. Arabia (Chairman) Mr. Cahill Ms. Schaefer Mr. Weakley 4 Meetings in 2016
• identifies, screens and recommends outstanding individuals who qualify to serve as members of the Board of Directors and recommends to the Board of Directors the director nominees for election or re-election by our stockholders at each annual meeting of stockholders;
• reviews and makes recommendations to the Board of Directors regarding our corporate governance principles, including the structure, composition and functioning of the Board of Directors and all committees thereof, oversight by the Board of Directors of management actions and reporting duties of management; and
• reviews procedures for meetings of the Board of Directors, including the appropriateness and adequacy of the information supplied to directors prior to and during meetings of the Board of Directors.

Committee, Current Members and Number of Meetings Held	Key Committee Functions
Investment Oversight Committee Current Members: Mr. Silver (Chairman) Mr. Arabia Mr. Thomas Mr. Weakley 6 Meetings in 2016
• reviews and evaluates significant acquisitions, dispositions and development projects that are individually in the amount of $50 million before the transaction is presented to the full Board of Directors;
• reviews and evaluates any new investments below $50 million that are not consistent with the Company’s current strategy or portfolio;
• meets, to the extent the Committee deems necessary or appropriate, with officers and employees of the Company and with the Company’s legal counsel, investment bankers or financial advisors in furtherance of its objectives;
• makes regular reports to the Board of Directors; and
• reviews and assesses the adequacy of this Charter annually and recommends any proposed changes to the Board of Directors for approval.

Audit Committee Matters

The Audit Committee has been appointed by the Board of Directors to oversee the accounting, reporting and financial practices and legal compliance of EdR. The Audit Committee has general responsibility for the oversight of the accounting and financial processes of EdR, including oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our auditors, the performance of our internal audit function and independent auditors and the preparation of the Audit Committee Report. A more detailed discussion of the responsibilities with regard to our financial statements and the Committee’s interactions with our independent registered public accounting firm is provided under the caption “Audit Committee Report” below.

Compensation Committee Matters

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation packages of the NEOs of EdR and to provide oversight of EdR’s compensation program. In addition, the Compensation Committee also reviews the compensatory and benefit plans available to our executive officers and employees and administers our equity incentive plans. The Compensation Committee may not delegate its authority to approve executive compensation or equity awards, except to subcommittees comprised solely of Compensation Committee members. A more detailed discussion of the Compensation Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation, is provided under the caption “Compensation Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Procedures for Compensation Decisions” below.

To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. Additionally, the Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. The Compensation Committee periodically examines REITs of comparable organizational size and market capitalization and collects compensation data from such companies in order to assess the appropriateness and composition of the compensation packages for our NEOs. In October 2011 and every other year thereafter to date (in October of 2013 and October 2015), the Compensation Committee engaged FPL Associates, L.P. (“FPL”) for the specific purpose of conducting a competitive benchmarking analysis by preparing a peer group compensation study which the Compensation Committee used as a basis to modify, with the assistance of FPL, the long-term incentive programs and to make additional modifications to EdR’s broader executive compensation program. In the interim years (2014 and 2016) the Compensation Committee has engaged FPL for an update on market trends. In addition, FPL also advised the Compensation Committee on the design of the compensation program for EdR’s non-employee directors. A more detailed discussion of FPL’s role in assisting the Compensation Committee with respect to 2016 compensation matters is provided under the caption “Compensation

Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Independent Compensation Consultant” below.

Non-Employee Director Compensation

It is the role of the Compensation Committee, on behalf of the Board of Directors, to review, approve and recommend to the Board of Directors any changes to the compensation of our non-employee directors. The Board of Directors and the Compensation Committee believe that director compensation should fairly compensate directors for the work required by publicly-traded REITs of comparable organizational size and market capitalization as EdR, that the compensation should align the directors’ interests with the long-term interest of stockholders and that the structure of the compensation should be simple, transparent and easy for stockholders to understand. FPL also provides guidance on director compensation to the Compensation Committee.

Effective January 1, 2012, the Compensation Committee approved, and the Board of Directors ratified, a director compensation plan in which meeting fees are not paid and, instead, the amounts previously paid as meeting fees are added to the annual cash retainer for each non-employee director. Additional details of 2016 non-employee director compensation are provided under “2016 Director Compensation” below.

During 2016, the compensation of our non-employee directors was based upon the following:

Annual Cash Retainer for the Board of Directors	$38,000
Annual Cash Retainer for each Member of Audit Committee	$17,000
Annual Cash Retainer for each Member of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee	$7,000
Annual Cash Retainer for the Chairman of Audit Committee	$17,500
Annual Cash Retainer for the Chairman of each of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee	$10,000
Annual Cash Retainer for the Lead Independent Director	$15,000
Annual Grant of Common Stock for each Non-Employee Director	$75,000

Mr. Churchey, our Chief Executive Officer, was elected Chairman of the Board of Directors in 2015 and does not receive any compensation in his capacity as Chairman of the Board of Directors. Mr. Trubiana, our President, does not receive any compensation in his capacity as director.

We reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on the Board of Directors. Directors who are employees of EdR or its subsidiaries do not receive compensation for their services as directors.

Equity Ownership Guidelines

The Compensation Committee has adopted the Education Realty Trust, Inc. Equity Ownership Guidelines (the “Guidelines”), which were most recently updated in March 2016. The Guidelines apply to the NEOs and non-employee directors of the Company. The Compensation Committee believes that our NEOs and directors should acquire and maintain a material equity position in EdR to promote (i) the further alignment of the interests of such individuals and EdR’s stockholders, (ii) the creation of value for EdR’s stockholders and (iii) the accountability of such individuals for the performance of EdR. Specifically, the revised Guidelines require that, within five years from the later of January 1, 2011 or the date on which the NEOs or non-employee director became subject to the Guidelines, such individuals must satisfy the following ownership requirements:

•	Chief Executive Officer: 85,000 shares of common stock;

•	President: 40,000 shares of common stock;

•	Executive Vice President/Chief Financial Officer: 18,000 shares of common stock;

•	Executive Vice President/Chief Operating Officer: 18,000 shares of common stock;

•	Senior Vice President/Chief Accounting Officer: 3,000 shares of common stock; and

•	Non-Employee Directors: 5,000 shares of common stock.

For purposes of the Guidelines, vested and unvested equity awards that are subject only to time-based vesting restrictions and that have been granted pursuant to the various equity incentive compensation plans of EdR will count toward the satisfaction of an individual’s ownership requirement. The Compensation Committee will administer the Guidelines and will annually review each individual’s progress toward achieving his or her requirement under the Guidelines. To promote compliance with the Guidelines, the Compensation Committee may (i) require that vested and unvested equity awards granted pursuant to the various equity incentive compensation plans of the Company contain provisions that require compliance with the Guidelines and/or (ii) impose any other consequences upon a participant who does not comply with the Guidelines, including, but not limited to, making payments of compensation otherwise payable in cash payable in shares of common stock.

As of March 20, 2017, all of the NEOs except Mr. Brewer and Ms. Mackie and all non-employee directors except Ms. Schaefer and Mr. Thomas were in compliance with the Guidelines. Mr. Brewer must be in compliance with the Guidelines by August 5, 2019, and Ms. Mackie must be in compliance with the Guidelines by June 1, 2020. Ms. Schaefer must be in compliance with the Guidelines by January 1, 2021 and Mr. Thomas must be in compliance with the Guidelines by September 28, 2021.

Nominating and Corporate Governance Committee Matters

Director Nominations Process

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility of reviewing and recommending nominees for membership on the Board of Directors. Though EdR has no formal policy addressing diversity, the Nominating and Corporate Governance Committee and Board of Directors believe that diversity is important in the composition of our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its committee charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers in its review of director nominees factors such as values and disciplines, ethical standards, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Other characteristics, including but not limited to, the director nominee’s material relationships with EdR, time availability, service on other boards of directors and their respective committees or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee are also reviewed for purposes of determining a director nominee’s qualifications.

Candidates for director, including incumbent directors, are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition and perceived needs of the Board of Directors, the operating requirements of EdR and the long-term interests of EdR’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, based on applicable NYSE listing standards, applicable SEC rules and regulations, our Corporate Governance Guidelines and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates but also has the authority to engage, retain and compensate, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to EdR during their respective term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has evaluated and recommends each of the directors standing for election at the Annual Meeting.

Nominations by Stockholders

The Nominating and Corporate Governance Committee reviews and considers all candidates for nomination and election as directors who may be suggested by any director or executive officer of EdR. The Nominating and Corporate Governance Committee will also consider any director candidate nominated by any stockholder if the recommendation is made in accordance with the procedures set forth in our Amended and Restated Bylaws, as amended by Amendment No. 1 (the "Bylaws"). For nominations for election to the Board of Directors or other business to be brought properly before an annual meeting of stockholders, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Bylaws.

The advance notice provisions of the Bylaws require that nominations for directors be received no more than 150 days and no fewer than 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by EdR. Such stockholder’s notice must set forth certain information including, but not limited to, the following:

•
as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

•
as to any other business that the stockholder proposes to bring before the annual meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of each beneficial owner, if any, on whose behalf the proposal is made; and

•
as to the stockholder giving the notice, any proposed nominee and each beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on EdR’s stock ledger, and the current name and business address, if different, of any proposed nominee and each such beneficial owner; (ii) the class, series and number of all shares of common stock or other securities of EdR, if any, which are owned (beneficially or of record) by such stockholder, proposed nominee or beneficial owner, the date on which each such share of stock or other security was acquired, the investment intent of such acquisition and any short interest in any share of stock or other security of any such person; (iii) a description of whether, and the extent to which, such stockholder, proposed nominee or beneficial owner, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other similar transaction or series of transactions in common stock or other securities of EdR; (iv) a description of any substantial interest, direct or indirect, of such stockholder, proposed nominee or beneficial owner in EdR; and (v) the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business, to the extent known by the stockholder giving the notice.

The foregoing description of the advance notice provisions of our Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on November 7, 2014 as an exhibit to a Quarterly Report on Form 10-Q. Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

Communications with the Board of Directors

We have established procedures for stockholders or other interested parties to communicate directly with the independent members of our Board of Directors. Such parties can contact these members of our Board of Directors by sending written correspondence by mail to:

Education Realty Trust, Inc.
999 South Shady Grove Road, Suite 600
Memphis, TN 38120
Attention: Board of Directors

All communications made by this means will be delivered directly to the Chairman of the Audit Committee. Employees and others who wish to contact the Chairman or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters may do so anonymously by using this address. The Board of Directors has adopted whistleblower procedures which can be found on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” All communications made by this means will be received directly by the Chairman of the Audit Committee and EdR’s General Counsel.

Corporate Leadership Structure

The Board of Directors appointed Randy Churchey as Chairman of the Board of Directors effective January 1, 2015. The Board of Directors determined that Mr. Churchey’s considerable experience as a senior executive officer of publicly-traded real estate companies, including REITs, service to EdR as Chief Executive Officer, a member of the Board of Directors and former President, and his familiarity with our operational and organizational structure uniquely qualify him for this position.

As the individual primarily responsible for the day-to-day management of business operations, Mr. Churchey is best positioned to chair regular Board of Director meetings as the directors discuss key business and strategic issues. As discussed further below, our independent directors have appointed a lead independent director. We believe this leadership structure allows the Board of Directors to exercise independent oversight and enables the Board of Directors to have direct access to information related to the day-to-day management of business operations.

To promote the independence of the Board of Directors and to demonstrate the Company’s commitment to strong corporate governance, the independent members of the Board of Directors designated Mr. Silver to serve as the lead independent director. In addition to chairing all executive sessions of the independent directors, the lead independent director presides at all meetings of the Board of Directors at which the Chairman and Chief Executive Officer are not present, and has such other duties as the independent members of the Board of Directors may determine from time to time. The independent members of the Board of Directors have adopted a Lead Independent Director Charter to outline the role and responsibilities of the lead independent director.

The Board of Directors believes that this corporate leadership structure - a combined Chairman of the Board of Directors and Chief Executive Officer and a lead independent director - is effective and currently serves EdR and its stockholders well.

Oversight of Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of risks applicable to EdR. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. At the committee level, (i) the Audit Committee oversees management of accounting, financial, legal and regulatory risks; (ii) the Compensation Committee oversees the management of risks relating to our executive compensation program; (iii) the Nominating and Corporate Governance Committee manages risks associated with the independence of the members of the Board of Directors and potential conflicts of interest; and (iv) the Investment Oversight Committee oversees the management of risks related to significant acquisitions, dispositions and development projects that are individually significant to the Company. While each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that are applicable to all members of our Board of Directors, our executive officers and our employees. Our Corporate Governance Guidelines were last updated in August 2015. Our Code of Business Conduct and Ethics was last updated in August 2016 for minor non-substantive changes for clarity. We have posted these documents on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” EdR will provide a copy of these documents to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information—Whom should I contact if I have any questions?” below. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to stockholders in any manner that is acceptable under the NYSE listing standards, including, but not limited to, the distribution of a press release, disclosure on our website and/or disclosure on a Current Report on Form 8-K. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.

Corporate Governance Enhancements

The Board of Directors implemented the following corporate governance enhancements during 2016 and 2017 to date:

•
revised the Insider Trading Policy in February 2016 to provide a hardship exemption to the blackout period to prohibit, subject to certain limited exceptions, margin accounts and pledges and to generally clarify certain aspects of the policy;

•	reviewed the Code of Business Conduct and Ethics and made minor non-substantive changes for clarity;

•	developed additional tools to track and monitor enterprise risk management and drafted a risk appetite statement;

•	revised the Commitment Authorization Policy in February 2017 to provide more detailed guidance to NEOs regarding their contracting and spending authority;

•
The Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, the 2017 Plan, which includes certain corporate governance enhancements, including an annual limit on non-employee director compensation. See "Proposal 4 - Approval of the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan;" and

•
In 2017, the Board of Directors amended the bylaws in which the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

These changes and enhancements, in addition to corporate governance enhancements adopted in prior years, demonstrate the Board of Director's strong commitment to good corporate governance practices and strengthens the Board of Director's capacity to oversee the Company and to serve the long-term interests of our stockholders. Corporate governance enhancements previously adopted include the following:

•	adopted equity ownership guidelines for all non-employee directors and executive officers;

•
revised the Corporate Governance Guidelines to set forth the components of the business judgment rule, updated the description of the election of directors to conform to the Bylaw requirement of a majority rather than plurality vote in the case of uncontested elections, and add a reference to the Lead Independent Director Charter;

•
requiring all new executive employment agreements to: (i) subject compensation paid to an executive officer to any subsequently adopted clawback policy of EdR and (ii) not provide for tax gross-ups under any circumstances;

•	updating our Corporate Governance Guidelines to decrease the maximum age at which a director may stand for election from 75 to 72 and provide a requirement for a lead independent director;

•	utilizing compensation reports prepared by a third-party compensation consultant to assist the Compensation Committee with evaluating and structuring the executive compensation program;

•	amending our Insider Trading Policy to restrict the ability of our officers, directors, employees and agents to engage in hedging transactions involving our securities;

•	reviewing and revising all committee charters and planners to clarify duties and verify that all prudent and required oversight is addressed;

•
adopting resolutions prohibiting the Company from electing in the future to classify the Board of Directors pursuant to the Maryland Unsolicited Takeover Act, and the ability to classify the Board of Directors without separate approval, which action may not be rescinded unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•
changing the voting standard for the election of directors from a plurality voting standard to a majority voting standard in uncontested elections. Under the revised voting standard, a director shall be elected to the Board of the Company if the votes cast for such nominee’s election exceeds the votes cast against such nominee’s election; provided that if the election is contested, directors shall be elected by a plurality of the votes cast;

•
opting out of the Maryland Share Acquisition Act, which action may not be rescinded unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•
opting out of the Maryland Business Combination Act, which action may not be rescinded unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•	developed written guidance clarifying director independence, which was distributed to the members of the Board of Directors;

•	formalized the process for new Board member orientation;

•	provided change in control agreements to key executives not otherwise covered by an employment agreement to assist with continuity during a change in control scenario;

•	the Nominating and Corporate Governance Committee surveyed the Board of Directors and developed a Board of Directors skills matrix to assist with the selection of new Board members;

•	took a fresh look at the Board of Directors and Committee self-evaluations and included additional questions for assessment purposes;

•	developed new tools to routinely track other directorships, significant relationships and Board member attendance; and

•	provide periodic information to Nominating and Corporate Governance Committee regarding corporate governance issues of interest to investors and investor advisory firms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our Board of Directors has adopted a written policy that sets forth EdR’s policies and procedures regarding the identification, review, consideration and approval or ratification of certain related-party transactions. Pursuant to this Related Party Transactions Policy, the Audit Committee reviews the material facts of, and either approves or disapproves of entry into any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) EdR is a participant; and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or being a beneficial owner of less than 10% of another entity). For purposes of the policy, a related party is any (a) person who is or was (since the beginning of the last fiscal year for which EdR has filed an annual report on Form 10-K and proxy statement with the SEC, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of EdR’s common stock or (c) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). No director may participate in any discussion or approval of a transaction in which he is a related party except that the director shall provide all material information concerning the transaction to the Audit Committee.

The Audit Committee has determined that certain types of transactions shall be deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. These pre-approved transactions include (i) employment of executive officers where (a) the executive’s compensation is required to be disclosed in the proxy statement or the executive officer is not an immediate family member of another executive officer or director of EdR, (b) the related compensation would be reported in the proxy statement if the executive officer was a NEO and (c) the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation; (ii) director compensation which is required to be disclosed in the proxy statement; (iii) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that Company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that Company’s total annual revenues; (iv) any charitable contribution, grant or endowment made by EdR to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts; (v) any transaction where the related party’s interest arises solely from the ownership of EdR’s common stock and all holders of EdR’s common stock received the same benefit on a pro rata basis (e.g., dividends); (vi) any transaction involving a related party where the rates or charges involved are determined by competitive bids; (vii) any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and (viii) any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

If a transaction involving a related party will be ongoing, the Audit Committee may establish guidelines for EdR’s management to observe in its ongoing dealings with the related party. Thereafter, the Audit Committee, at least annually, will review and assess ongoing relationships with the related party to determine whether they are in compliance with the Audit Committee’s guidelines and that the transaction remains appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information as of March 20, 2017 regarding the beneficial ownership of our common stock by each of our directors, each of our NEOs and by all directors and executive officers as a group, unless otherwise indicated in the footnotes.

Except as otherwise indicated below, the address of each director and executive officer listed below is c/o Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120. The "Percent of Class" column in the following table is based upon 73,177,259 shares of common stock outstanding and vested units ("LTIP Units") in Education Realty Operating Partnership, LP (the "Operating Partnership") issued pursuant to the 2015 Long-Term Incentive Plan (the "2015 LTIP Plan") and the 2016 Long-Term Incentive Plan (the "2016 LTIP Plan") as of the close of business on March 20, 2017.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
NEOs
Randy Churchey	158,222	(2)	*
Thomas Trubiana	116,148	(3)	*
Edwin B. Brewer, Jr.	13,918	(4)	*
Christine Richards	41,000	(5)	*
Lindsey Mackie	868	(6)	*
Independent Directors
John V. Arabia	5,762		*
William J. Cahill	5,861		*
Kimberly Schaefer	2,800	(7)	*
Howard A. Silver	14,859		*
John T. Thomas	390	(7)	*
Wendell W. Weakley	32,318		*
All directors and NEOs as a group (11 persons)	392,146		0.5%

*	Less than 1% of EdR’s outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. LTIP Units are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of common stock except to the extent authority is shared by spouses under applicable law.
(2) The shares shown as beneficially owned by Mr. Churchey include 8,716 vested LTIP Units.
(3) The shares shown as beneficially owned by Mr. Trubiana include 4,912 vested LTIP Units.
(4) The shares shown as beneficially owned by Mr. Brewer include 1,878 vested LTIP Units.
(5) The shares shown as beneficially owned by Ms. Richards include 1,878 vested LTIP Units.
(6) The shares shown as beneficially owned by Ms. Mackie include 110 vested LTIP Units.
(7) Ms. Schaefer joined the Board of Directors on January 1, 2016. Mr. Thomas joined the Board of Directors on October 3, 2016.

Beneficial Owners of More Than 5% of Common Stock

The following table sets forth information regarding the beneficial ownership of our common stock by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common stock based upon information available to us in securities filings made by certain of our stockholders with the SEC. The percentage of class owned in the following table is based upon 73,177,259 shares of common stock outstanding as of the close of business on March 20, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,310,968	(1)	15%
Cohen & Steers, Inc. 280 Park Avenue, 10th Floor New York, NY 10017	10,868,901	(2)	15%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,185,306	(3)	13%
Daiwa Asset Management Co. Ltd. GranTokyo North Tower 9-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan 100-6753	5,210,968	(4)	7%
Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	5,544,699	(5)	8%

(1) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 9, 2017 reporting beneficial ownership as of December 31, 2016. The Vanguard Group possessed sole voting power over 188,447 shares, shared voting power over 85,321 shares, and sole dispositive power over 11,134,687 shares and shared dispositive power over 176,281 shares of our common stock.
(2) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on behalf of itself and affiliated entities on February 14, 2017 reporting beneficial ownership as of December 31, 2016. The report states that Cohen & Steers, Inc. possessed sole voting power over 6,313,596 shares and sole dispositive power over 10,868,901 shares of our common stock. Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, Inc., had sole voting power over 6,222,134 shares and sole disposition power over 10,619,047 shares of our common stock. Cohen & Steers UK Limited, an affiliate of Cohen & Steers, Inc., had sole voting power over 91,462 shares and sole disposition power over 249,854 shares of our common stock.
(3) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on January 12, 2017 reporting beneficial ownership as of December 31, 2016. BlackRock, Inc. possessed sole voting power over 8,932,202 and sole dispositive power over 9,185,306 shares of our common stock.
(4) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 7, 2017 reporting beneficial ownership as of December 31, 2016. Daiwa Asset Management Co. Ltd. possessed sole voting power over 5,210,968 shares, sole dispositive power over 4,133 shares and shared dispositive power over 5,206,835 shares of our common stock.
(5) The indicated ownership is based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 13, 2017 reporting beneficial ownership as of December 31, 2016. Vanguard Specialized Funds - Vanguard REIT Index Fund possessed sole voting power over 5,544,699 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our NEOs and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. NEOs and directors are required by SEC regulations to furnish us with copies of these reports. Based solely upon a review of the copies of these reports furnished to us and written representations from such NEOs, directors and stockholders with respect to the period from January 1, 2016 through December 31, 2016, we are not aware of any required Section 16(a) reports that were not filed on a timely basis, except for a Form 3 for Ms. Schaefer filed on January 12, 2016, due to an administrative oversight.

Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.edrtrust.com under the category “Financial Information.”

EXECUTIVE OFFICERS

Set forth below is background information regarding each of our NEOs, other than Mr. Churchey and Mr. Trubiana whose biographies are set forth above under “Election of Directors — Current Director Nominees,” and other key employees. There are no family relationships among any of our executive officers and key employees.

NEOs

Edwin B. Brewer, Jr., age 54, is our Executive Vice President and Chief Financial Officer, and joined EdR on August 5, 2014. Mr. Brewer previously spent five years as Executive Vice President and Chief Financial Officer for Sedgwick Claims Management Services, Inc., the leading North American provider of technology-enabled claims and productivity management solutions. Prior to joining Sedgwick, Mr. Brewer was with PwC for 24 years. During his tenure as an Audit Partner at PwC, he focused on a client base that consisted primarily of public and private real estate investment trusts across a variety of asset types. Mr. Brewer is a Certified Public Accountant (inactive). Mr. Brewer also serves as an independent director and chairman of the Audit Committee for Chatham Lodging Trust, a publicly-traded REIT (NYSE: CLDT).

Christine Richards, age 47, is our Executive Vice President and Chief Operating Officer. Ms. Richards is responsible for overseeing the daily operations of EdR’s more than 80 owned and managed properties. Previously, Ms. Richards served as EdR’s Vice President of Operations from 2006 to 2010 and as Regional Director from 2001 to 2006. Prior to joining EdR, Ms. Richards held various management positions at Gables Residential Trust, a multi-family REIT, from 1990 to 2001. Ms. Richards is a member of the Institute of Real Estate Management and is the former Chairman of the National Apartment Association (NAA) Student Housing Executive Committee. Ms. Richards is also a Certified Property Manager (CPM).

Lindsey Mackie, age 32, was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015. Ms. Mackie joined EdR in 2013 as Senior Manager of Financial Services. From January 2007 until she joined EdR, Ms. Mackie worked in various roles at the audit, consulting, financial advisory, risk management and tax consulting firm, Deloitte & Touche LLP, serving the last two years as Audit Manager. Ms. Mackie is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to discuss our philosophy, practices and procedures with respect to EdR’s compensation program and the Compensation Committee’s objectives in selecting and setting the elements of the compensation packages that are paid or awarded to our NEOs. Throughout this discussion and analysis, Randy Churchey, our Chief Executive Officer; Thomas Trubiana, our President; Edwin B. Brewer, Jr., our Executive Vice President, Chief Financial Officer and Treasurer; Christine Richards, our Executive Vice President and Chief Operating Officer; and Lindsey Mackie, our Senior Vice President and Chief Accounting Officer, are referred to collectively as our NEOs.

Executive Summary

The objective of the Company’s executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize stockholder value. The Company believes that a significant portion of the compensation paid to executive officers should be closely aligned with the Company’s performance on both a short-term and long-term basis. In addition to annual cash bonuses based on current performance, a significant portion of compensation should be in the form of equity in the Company to more fully align the interests of the Company’s executives and its common stockholders and to mitigate any risks associated with the short-term basis of the pay for performance components of our compensation program.

2016 Performance

During the period between January 1, 2010, when Mr. Churchey took over as the Company’s Chief Executive Officer, and December 31, 2016, the Company delivered TSR of 275% as compared to a TSR of 132% for American Campus Communities, a TSR of 144% for the NAREIT Equity Index and a TSR of 133% for the S&P 500. This ranks the Company 1st in the student housing segment and in the top 10% of all REITs in TSR over that period.

Our 2016 financial and operating performance highlights included the following:

•	Net income attributable to common stockholders was $44.9 million, or $0.65 per diluted share, as compared to $19.9 million, or $0.40 per diluted share in 2015.

•	Core FFO increased $31.4 million to $123.0 million for 2016, or $1.77 per share/unit.

•	Same-community net operating income ("NOI") for the year increased 3.3% on revenue growth of 3.0% and expense growth of 2.6%.

•
Delivered four new communities, on-time and on-budget in the aggregate, for total costs of $158.4 million. These include two communities at the University of Kentucky, one community at Virginia Tech and one community at the University of Mississippi.

•	Acquired five collegiate housing properties located on or pedestrian to campus for a total purchase price of $287.1 million.

•	Disposed of three collegiate housing properties in 2016 for an aggregate sales price of approximately $96.6 million.

A reconciliation of net income to Core FFO and NOI for the year ended December 31, 2016 is contained in the Company's 2016 Annual Report on Form 10-K filed on February 28, 2017.

This CD&A discusses our company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of our expectations or as any form of guidance by us. We caution and urge you not to apply the statements or disclosures we make in this CD&A in any other context.

Pay for Performance

Pay for performance is a critical component of our compensation philosophy. Consistent with this focus, the Company’s executive compensation program includes annual cash incentives, which may be paid to our NEOs based upon their individual performance in relation to pre-determined corporate and individual goals. The purpose of the program is to reward achievement of annual goals and objectives and to provide at-risk, comprehensive pay opportunities linked to individual and Company-wide performance on an annual basis. To support collaboration among our NEOs, 50% of the annual cash incentive is based on the achievement of Company-specific financial goal based on core funds from operations. The remaining 50% of the annual cash incentive is based on the achievement by each NEO of individual-specific operational and strategic goals.

The Company adopts long-term incentive plans (“LTIPs”) each year predicated on performance over a three-year period. Each LTIP consists of a combination of time-based restricted awards and performance-based awards. Consistent with prior years, the Company must achieve certain financial performance goals during the relevant three-year performance period in order for the performance-based awards to be earned by the NEOs. We believe that our LTIPs enhance long-term stockholder value by incentivizing long-term performance and aligning the interests of the NEOs and our stockholders. A summary of our historical LTIPs adopted since 2013 appears below.

Components of LTIP Awards
2013 LTIP	35% consists of a time-vested restricted stock award	65% in restricted stock units ("RSUs") that vested at the end of the three-year performance period based upon EdR’s achievement of Total Stockholder Return ("TSR")(1) (at specified “threshold,” “target” or “maximum” performance levels) in relation to (i) for one half of the award, the percentile rank of EdR's TSR compared to the TSR of the peer group, and (ii) for one half of the award, the TSR of the NAREIT Equity Index, over the three-year performance period	Interpolated between Threshold and Target	(2)
2014 LTIP	25% consists of a time-vested restricted stock award
75% in RSUs that will vest at the end of the three-year performance period based upon EdR’s achievement of TSR (at specified “threshold,” “target” or “maximum” performance levels) in relation to (i) for one half of the award, the percentile rank of EdR's TSR compared to the TSR of the peer group, and (ii) for one half of the award, the TSR of the NAREIT Equity Index, over the three-year performance period
			Maximum(3)
2015 LTIP	25% consists of a time-vested profits only partnership interests (“LTIP Units”)	75% in LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	(4)
2016 LTIP	25% consists of a time-vested LTIP Units	75% in LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	(5)
2017 LTIP	25% consists of a time-vested LTIP Units	75% in LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	(6)

(1) TSR is a measure of the performance of the Company's common stock over time. It combines the cumulative share price appreciation and dividends paid.
(2) Under the 2013 LTIP, EdR's TSR was in the 53rd percentile compared to our peer group, which equated to an 82.5% payout under one-half of the performance portion of the award, as interpolated between the threshold and target performance levels. The remaining 50% of the performance award was not paid out, as EdR did not meet the performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three-year performance period. Total payout during 2016 under the performance component of the 2013 LTIP was at 41.25%.
(3) Under the 2014 LTIP, EdR's TSR was in the 88th percentile compared to our peer group, which equated to a 150% payout under one-half of the performance portion of the award. The remaining 50% of the performance was also paid out at 150% as EdR met the maximum performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three year performance. EdR's TSR during the three year performance period was 76.3% compared to the TSR of the NAREIT Equity Index of 45.7%. Total payout during 2016 under the performance component of the 2014 LTIP was at 150%.
(4) The performance period for the 2015 LTIP ends on December 31, 2017; therefore, no performance awards have been paid out under the 2015 LTIP.
(5) The performance period for the 2016 LTIP ends on December 31, 2018; therefore, no performance awards have been paid out under the 2016 LTIP.
(6) The performance period for the 2017 LTIP ends on December 31, 2019; therefore, no performance awards have been paid out under the 2017 LTIP.

What We Do and Don’t Do

EdR’s executive compensation philosophy focuses on pay-for-performance and reflects appropriate governance practices aligned with the needs of our business. Below is a summary of our executive compensation practices that are aligned with best practice, as well as a list of those practices we avoid because they do not align with our shareholders’ long-term interests.

What We Do

•	Pay-for-performance - 79% of CEO pay (and almost 67% for other NEOs) is at risk in the form of Annual Incentive Compensation and Long-Term Incentive Compensation

•	Stock ownership guidelines for all NEOs

•	Independent compensation consultant works directly with the Compensation Committee

•	Annually assess our programs against peer companies and best practices

•	Align compensation program to the Company’s performance both on short-term and long-term basis

What We Don’t Do

•	No guaranteed minimum payout of Annual Incentive Compensation or Long-Term Incentive Compensation

•	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company

•	No tax gross-ups under any circumstances

•	No excessive perquisites

Compensation Program Philosophy, Practices and Procedures

Compensation Philosophy

EdR’s compensation program is administered by the Compensation Committee, which sets corporate goals and objectives with respect to NEO compensation, evaluates performance against those goals and objectives and determines the appropriate amount and mix of NEO compensation based upon its evaluation. The Compensation Committee believes that a well-designed compensation program should align the goals of our NEOs with the goals of EdR’s stockholders and that a significant portion of our NEOs’ compensation, over the long term, should be dependent upon the creation of value for EdR’s stockholders. Important principles which drive EdR’s compensation program are the Compensation Committee’s beliefs that our NEOs should be held accountable for the performance of EdR through their compensation packages and that, to promote individual contribution to EdR’s overall performance, the compensation packages should also reflect the NEO’s individual performance. The Compensation Committee’s compensation philosophy is designed to motivate our NEOs to focus on financial and operating results and the creation of long-term stockholder value by:

•
establishing a compensation program that attracts, motivates and retains our NEOs through compensation packages that are competitive with those that are awarded by other publicly-traded REITs of comparable organizational size and market capitalization;

•
linking a significant portion of our NEOs’ compensation packages to the achievement of EdR’s business plan by using measurements of EdR’s financial and operating results and total stockholder return; and

•	building a pay-for-performance system that encourages and rewards successful initiatives that are achieved within a team environment.

The Compensation Committee regularly evaluates the effectiveness of EdR’s compensation program by reviewing the individual performance of our NEOs as well as the overall performance of EdR. In doing so, the Compensation Committee considers each NEO’s individual goals and their attainment of such goals as well as EdR’s business plan and its annual and long-term fiscal performance. To the extent that it believes that changes to the compensation packages of our NEOs are warranted, the Compensation Committee will make such changes annually with respect to base salaries, annual incentive compensation plans and long-term incentive compensation plans.

Since 2013, we have held an annual stockholder advisory vote on the compensation of our NEOs, commonly referred to as a "say-on-pay" vote. Our stockholders overwhelmingly approved the compensation of our NEOs, with over 93% of stockholder votes cast in favor of our say-on-pay resolution in 2016 and over 89% in favor in 2015. As we evaluated our compensation practices for 2016, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future.

Independent Compensation Consultant

In October 2011, the Compensation Committee first engaged FPL Associates, a nationally recognized compensation consulting firm specializing in the real estate industry, to: (i) assist the Compensation Committee with identifying the members of its peer group described below; (ii) assess the overall framework of the Company’s executive compensation program; (iii) make recommendations for the terms and performance metrics for the long-term incentive plan; and (iv) make other recommendations on modifications to the executive compensation program that are consistent with the Company’s compensation philosophy and objectives. In addition, FPL advised the Compensation Committee on the design of the compensation program for EdR’s non-employee directors.

During October 2013 and again in October 2015, FPL undertook comprehensive compensation studies for the Company’s NEOs similar to the 2011 study discussed above. FPL was engaged to: (i) analyze high-level performance and compensation trends within the real estate industry and certain background information, including specific size and performance statistics for EdR and each of the peer group companies; (ii) perform a competitive benchmarking analysis, on an individual and component basis, for the EdR NEOs based on comparable positions within a peer group of public real estate companies (based on comparable assets and size); (iii) summarize the results of the competitive benchmarking analysis on an aggregate basis, which examines the compensation levels of the NEOs compared to similarly situated executives at the peer group companies; and (iv) provide an overview of long-term incentive programs in place within the peer group.

Independence of Compensation Consultant

FPL does no work for management, receives no compensation from EdR other than for its work in advising the Compensation Committee and maintains no other economic relationships with EdR or any of its affiliates. From time to time, FPL receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals. FPL held discussions with the Chairman of the Compensation Committee to inform members regarding current trends and emerging issues in executive compensation and other best practices and provided detailed reports of trends in the industry and analysis of those trends in comparison to the Company's compensation structure. The Compensation Committee assessed the independence of FPL pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FPL from serving as an independent consultant to the Compensation Committee. The Compensation Committee intends to review the appointment of any compensation consulting firm annually and, as part of the review process, the Compensation Committee will consider the independence of the firm in accordance with applicable SEC and NYSE rules.

Benchmarking Practices

Prior to setting NEO compensation packages for 2016, the Compensation Committee consulted the customized benchmarking study completed in 2015, prepared by EdR’s compensation consultant, FPL. The benchmarking study included a competitive benchmarking analysis. This competitive benchmarking analysis, on an individual and component basis, was based on comparable positions within a peer group of thirteen public real estate companies chosen for comparable size, rather than an asset based peer group as an asset based peer group would have only consisted of one peer (American Campus Communities). The goal of this selection process was to find an appropriate selection of companies that reflects both our growth expectations and the REITs with whom we compete for executive talent.

The peer group consisted of the following companies:

Peer Group
•	Acadia Realty Trust
•	American Campus Communities, Inc.
•	Associated Estates Realty Corporation
•	Cousins Properties Incorporated
•	CubeSmart
•	EastGroup Properties, Inc.
•	FelCor Lodging Trust Incorporated
•	First Industrial Realty Trust, Inc.
•	Post Properties, Inc.
•	Ramco-Gershenson Properties Trust
•	Sovran Self Storage, Inc.
•	STA & Industrial, Inc.
•	Summit Hotel Properties, Inc.

The competitive benchmarking analysis prepared by FPL utilized this peer group to benchmark EdR’s compensation practices by comparing compensation payable to our NEOs, individually and in the aggregate, with the top five highest paid executive officers with similar positions within the peer group. The analysis was comprehensive in that it looked at the peer group companies and compared each compensation component separately (i.e., base salary, annual incentive and long-term incentives) and in the aggregate (i.e., across the executives collectively). In consultation with FPL during October 2015, the Compensation Committee reviewed the benchmarking analysis comparing EdR's compensation components against the 25th percentile, median and 75% percentile of the peer group.

Based on the weighted average results of the 2015 benchmarking analysis, EdR’s total annual cash compensation to our NEOs (in the aggregate) when adjusted for relative capitalization of the Peer Group was at the 56th percentile.

We also consulted with FPL in restructuring the 2015 LTIP, which differs from previous plans by (i) providing for profits only partnership interests instead of time restricted stock or restricted stock units; and (ii) revamps the performance criteria to measure the Company's performance based on a mixture of objective internal achievements and relative performance against its industry peers and other REITs. The 2016 LTIP is comparable to the 2015 LTIP. A more detailed discussion of the 2016 LTIP is provided under the caption “Elements of EdR’s Compensation Program – 2016 Long-Term Equity Incentive Compensation” below. We also consulted with FPL in connection with the Board of Director's approval of the 2017 Omnibus Equity Incentive Plan.

Procedures for Compensation Decisions

The Compensation Committee annually evaluates the compensation packages that are paid or awarded to our NEOs and determines the appropriate amounts and the elements of such compensation packages. With respect to the compensation of our NEOs other than the Chief Executive Officer, the Compensation Committee works with the Chief Executive Officer to conduct these evaluations. To this end, the Chief Executive Officer completes an evaluation of our other NEOs, makes recommendations regarding the compensation of the other NEOs and presents his evaluations and compensation recommendations to the Compensation Committee for its review.

After considering the Chief Executive Officer’s evaluations and recommendations and such other factors as the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals, EdR’s achievement of corporate goals and competitive industry compensation practices, the Compensation Committee then sets the compensation packages of our NEOs other than the Chief Executive Officer. Thereafter, the Compensation Committee sets the compensation package of the Chief Executive Officer in a meeting at which he is not present. Generally, the compensation packages for the following year are set and recommended for adoption at the meetings of the Compensation Committee and the Board of Directors usually held in November of each year.

Elements of EdR’s Compensation Program

In 2016, the compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. The Compensation Committee believes that using a mix of compensation types (salary, cash incentives and equity) and performance periods (one-year and three-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue risky and unsustainable results. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term. The following illustrates the mix of salary, annual incentive compensation and long-term incentive compensation for our 2016 NEO compensation program.

2016 Compensation Mix

2016 Base Salaries

Base salary is the fixed component of our NEO compensation packages. To compete for and retain talented executives who are critical to our long-term success, the Compensation Committee has determined that the base salaries of our NEOs should approximate the median of those of NEOs in the peer group, as determined based on the competitive benchmarking analysis discussed above. When reviewing the base salaries of our NEOs, the Compensation Committee also evaluates the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals, EdR’s annual and long-term fiscal performance relative to companies within the REIT industry of comparable organizational size and market capitalization, as well as year-over-year growth in size of the Company.

Based upon a review of the relevant benchmarks discussed above for base salaries of executive officers of companies from the peer group as part of the Compensation Committee’s benchmarking process, as well as the individual evaluations of our NEOs, the Compensation Committee approved 2016 base salaries as follows.

2016 and 2015 Base Salaries

2016 Annual Incentive Compensation

Annual incentive compensation is an important element of EdR’s compensation program and is necessary in achieving our objectives of attracting, motivating and retaining executive talent, encouraging superior individual performance and, most importantly, attaining our corporate goals and objectives. To support collaboration among our NEOs, annual incentive compensation in the form of cash awards may be paid to our NEOs based upon their individual performance in relation to pre-determined corporate and individual goals. The Compensation Committee believes that, in order to motivate our NEOs to achieve annual strategic business goals related to both EdR’s overall performance and individual contributions to EdR’s performance, executives should receive annual incentive compensation for their contributions in achieving these goals. The Compensation Committee sets the annual incentive compensation for our NEOs and believes that EdR’s annual incentive compensation plan for its NEOs (the “Annual Incentive Plan”) is competitive with similar plans used by the companies included in the peer group discussed above.

Each NEO is eligible to receive annual incentive compensation under the Annual Incentive Plan, which represents a certain percentage of his or her annual base salary and which is referred to as the “target bonus”. Performance incentives are based upon financial achievement measured at the consolidated Company-level and achievement of goals at the individual level, consisting of an evaluation of financial and operating metrics and a formal evaluation of the achievements of each NEO’s goals (which may include Company or department financial goals). There are two distinct components of the Annual Incentive Plan, each worth 50% of the bonus at “target” level performance: (i) EdR’s achievement of a quantitative goal (e.g., budgeted core funds from operations) and (ii) achievement of specified personal goals. Each component contributes one-half of the total target bonus under the Annual Incentive Plan, and the potential payouts under both components are based upon a sliding scale designed to maximize the payout for superior performance. Based upon achievement under the two components, total payouts under the Annual Incentive Plan range from 50% to 150% of the total target bonus.

Annual Incentive Plan. The first component of the Annual Incentive Plan is based upon EdR’s budgeted core funds from operations (“Core FFO”). EdR calculates funds from operations ("FFO") in accordance with the definition promulgated by NAREIT. Adjustments to the calculation of FFO to obtain Core FFO may be made by the Compensation Committee in its sole and absolute discretion. Adjustments to FFO may be made for, but are not limited to, the following: gain or loss on the early extinguishment of debt, severance costs, additional expense related to long-term ground leases associated with the recognition of rent increases on a straight-line basis and the impact of other capital transactions. Payouts under the first bonus component attributable to EdR’s budgeted Core FFO target are based upon a sliding scale with payouts ranging from 25% to 75% of the total targeted bonus amount based upon a minimum threshold achievement level of 80% of the target and a maximum achievement level of 120%. If the budgeted Core FFO target is not achieved at the threshold level, then no payouts under this component will be made to our NEOs.

The following chart sets forth the correlation of the percentage of budgeted Core FFO to the bonus range percentage:

Core FFO Achievement Level
Threshold	Target	Maximum
80%	100%	120%

Payout Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

For fiscal year 2016, in order for an NEO to receive 100% of the target bonus under the first component of the Annual Incentive Plan, EdR had to achieve budgeted Core FFO of $1.72 per share for 2016, as compared to $1.83 per share for 2015. Per share growth in Core FFO from 2015 was impacted by significant deleveraging equity transactions in 2016 and late 2015, which increased full year weighted average shares by 39.2% and reduced net debt to gross assets from 39.5% at September 31, 2015 to 17.4% at December 31, 2016.

For fiscal year 2016, EdR’s actual Core FFO as reported of $1.77 was adjusted by $0.03 for certain capital transactions not budgeted. EdR’s adjusted Core FFO for fiscal 2016 of $1.74 exceeded budgeted Core FFO of $1.72 and represented 101% of the target amount. As a result, the Company performance portion of the Annual Incentive Plan was paid at 51% of the targeted bonus for each of our NEOs. For a detailed explanation of our Core FFO, including a reconciliation to our net income, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016.

Individual Objectives for NEOs. The second component, achievement of individual objectives, is determined by an achievement rating of 0% to 100%, although achievement of stretch objectives can result in an achievement rating of up to 150%. The rating is based upon the achievement of individual goals which, for business and financial reporting purposes, are approved at the meetings of the Compensation Committee and the Board of Directors generally held in February of each year. Our NEOs establish their goals and the relative maximum weight assigned for achievement of such goals with assistance from the NEO’s immediate supervisor. These goals are then reviewed and revised or confirmed by the Chief Executive Officer. Thereafter, the Chief Executive Officer establishes his goals and the relative maximum weight assigned for the achievement of each. The goals of all of our NEOs are then presented to the Compensation Committee and the independent members of the Board of Directors for approval. If the NEO does not meet at least 50% (taking into account relative weighting) of his or her personal goals, the NEO does not receive any portion of the 50% of the bonus attributable to personal objectives. Based upon the achievement of his or her individual objectives, each NEO is eligible to receive a payout ranging from 25% to 75% of the total targeted bonus amount.

The following chart sets forth the correlation of the percentage of the individual objectives to the bonus range percentage:

Individual Objectives Achievement Level
Threshold	Target	Maximum
50%	100%	150%

Payout Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

The 2016 personal objectives for our NEOs are set forth below, including the relative target weight assigned for achievement of each such goal.

Randy Churchey Chairman of the Board and Chief Executive Officer
•   grow portfolio of owned assets (30%)
•   increase balance sheet capacity through equity market transactions and/or asset sales to achieve projected end of year 2017 debt to gross assets to 35% (30%)
•   implement program at University of Kentucky and solicit additional universities for ONE Plan developments (25%)
•   deliver on time and on budget 2016 development projects and achieve part-year 2016 underwritten results in aggregate (15%)

Thomas Trubiana President
•   grow portfolio of owned assets through acquisitions and developments from our land sourcing efforts (40%)
•   implement program at University of Kentucky and solicit additional universities for ONE Plan developments (25%)
•   deliver on time and on budget 2016 development projects and achieve part-year 2016 underwritten results in aggregate (15%)
•   resolve certain construction conflicts and develop a plan to mitigate future construction risk (10%)
•   add an aggregate two or three new developments to the pipeline for 2018 and 2019 (10%)

Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer
•   increase balance sheet capacity through equity market transactions and/or asset sales such that actual end of year 2016 debt to gross assets is 30% or less (45%)
•   increase balance sheet capacity through equity market transactions and/or asset sales to achieve projected end of year 2017 debt to gross assets to 35% (25%)
•   market ONE Plan developments (20%)
•   refine/develop proforma financial models for acquisitions and developments (10%)

Christine Richards Executive Vice President and Chief Operating Officer
•   achieve year-over-year net operating income growth of 3.7% for same-store assets (35%)
•   oversee a successful opening of the fourth phase of on-campus housing at the University of Kentucky owned by EdR and develop a plan for successful positioning for operations for future phases (20%)
•   achieve 2016/17 budgeted revenue per available bed for same-store assets (20%)
•   achieve aggregate first-year underwritten results and 2016/17 preleasing targets for properties acquired in 2015 and developments delivered in 2016 (15%)
•   market ONE Plan developments (10%)

Lindsey Mackie Senior Vice President and Chief Accounting Officer
•   improve flexibility and efficiency in closing processes (30%)
•   improve flexibility and efficiency in reporting processes (30%)
•   oversee completion and implementation of information technology and accounting projects (30%)
•   design and complete an Enterprise Risk Management plan for compliance (10%)

The table below discloses the target amount for each of our NEOs under the Company performance component and the personal objective component based upon their annual base salary for 2016 and the actual level of achievement of the Company performance and their personal goals during 2016 (percentage and amount paid) pursuant to the Annual Incentive Plan for 2016.

		Company Performance Component		Personal Objective Component
NEO	Target Amount	Actual Achievement Percentage	Actual Incentive Compensation	Actual Achievement Percentage	Actual Incentive Compensation	Total Annual Incentive Compensation
Randy Churchey	$798,200	51%	$407,082	69.0%	$550,758	$957,840
Thomas Trubiana	413,600	51%	210,936	64.0%	264,704	475,640
Edwin B. Brewer, Jr.	325,000	51%	165,750	70.3%	228,475	394,225
Christine Richards	325,000	51%	165,750	53.0%	172,250	338,000
Lindsey Mackie	107,250	51%	54,698	50.0%	53,625	108,323

The table below discloses the total amount of bonus paid to each NEO under the Annual Incentive Plan for 2015 and 2016 and the percentage the total bonus earned for 2016 increased (or decreased) compared to 2015.

	Total Annual Incentive Bonus Paid		Percent Amount Increased
NEO	2015	2016
Randy Churchey	$641,148	$957,840	49%
Thomas Trubiana	382,676	475,639	24%
Edwin B. Brewer, Jr.	315,281	394,225	25%
Christine Richards	307,444	338,000	10%
Lindsey Mackie	66,300	108,323	63%

2016 Discretionary Cash Bonuses

Our NEOs are eligible to receive additional cash bonuses at the discretion of the Compensation Committee. Cash bonuses are designed to reward our NEOs at a variable level of compensation based on the Company's and such NEO’s performance, based on criteria established by our Compensation Committee. However, there were no cash bonuses paid during 2016.

2016 Long-Term Equity Incentive Compensation

The purposes of EdR’s LTIP program are to attract, motivate and retain the participants and to promote the long-term growth and profitability of EdR. The Compensation Committee believes that a time-vesting component of the plan supports the goal of the participants having an ownership position in EdR while encouraging their long-term retention and that the performance-vesting component provides increased incentive to achieve identified performance goals over the long term. On November 10, 2015, the Compensation Committee approved the structure for the 2016 Long-Term Incentive Plan (the “2016 LTIP”). Specific performance objectives were later approved in February 2016.

The 2016 LTIP provides that 25% of a participant’s award consists of a time-vested grant LTIP Units subject to the rights, preferences and other privileges as designated in the partnership agreement of the Operating Partnership (the “Partnership Agreement”). The time-vested LTIP Units vest over a three-year period and are valued for award purposes at a value equal to the market price of the Company’s common stock on the grant date. The time-vested LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested.

The remaining 75% of a participant’s award consists of a grant of performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three-year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion. The grant date value of the LTIP Units is adjusted by a Fair Value determination by a third party valuation consultant using the Monte Carlo simulation to determine the effects of volatility, interest rates and distributions over a defined period of time and the appropriate discount rate to be applied to the actual grant date share price, as applicable. The performance-based LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested. After the determination of the achievement of the performance criteria, any performance-based LTIP Units that were awarded but did not become vested LTIP Units are canceled.

The vesting of LTIP Units for the performance based portion of the award is calculated based upon the Company’s achievement of six performance objectives (the “Performance Objectives”) over a three-year period. Each Performance Objective will have specific targets for minimum achievement equaling 50%, target achievement equaling 100% and maximum achievement equaling 150%, with interpolation between each target level. The Performance Objectives are as follows:

1.	for 20% of the award, the dollar amount of the Company’s new development deliveries and aggregate operating performance;

2.	for 20% of the award, the total asset growth of the Company;

3.	for 20% of the award, the Company’s annual Funds From Operations per share/unit at the end of 2018, the final year of the plan;

4.	for 10% of the award, the Company’s TSR compared to American Campus Communities (NYSE: ACC) (the only other public student housing REIT) ;

5.	for 10% of the award, the Company’s TSR compared to the NAREIT Index; and

6.	for 20% of the award, the absolute TSR of the Company.

Once fully vested, the LTIP Units may be converted to Class A Units in the Operating Partnership and thereafter into shares of the Company’s stock or cash in accordance with the terms of the Partnership Agreement.

The table below shows the number of time-vesting LTIP Units awarded to our NEOs pursuant to the 2016 LTIP:

NEO	Time-Vested LTIP Units
Randy Churchey	9,319
Thomas Trubiana	4,620
Edwin B. Brewer, Jr.	2,310
Christine Richards	2,310
Lindsey Mackie	330

The table below shows the number of LTIP Units each NEO is eligible to receive if the “threshold”, “target” and “maximum” performance levels are achieved under the six performance objectives pursuant to the 2016 LTIP.

	Performance-Vested Equity Awards
	Threshold Performance (1)		Target Performance (2)		Maximum Performance (3)
NEO	LTIP Units	Amount(4)	LTIP Units	Amount(4)	LTIP Units	Amount(4)
Randy Churchey	14,856	$529,500	29,713	$1,059,000	44,569	$1,588,500
Thomas Trubiana	7,365	$262,500	14,730	$525,000	22,095	$787,500
Edwin B. Brewer, Jr.	3,683	$131,250	7,365	$262,500	11,048	$393,750
Christine Richards	3,683	$131,250	7,365	$262,500	11,048	$393,750
Lindsey Mackie	526	$18,750	1,052	$37,500	1,578	$56,250
(1) 75% of Participant’s long-term incentive target x 0.5.
(2) 75% of Participant’s long-term incentive target.
(3) 75% of Participant’s long-term incentive target x 1.5.
(4) The amounts reported in the “Amount” columns show the grant date fair value, computed in accordance with ASC 718, of the performance-based LTIP Units granted pursuant to the 2016 LTIP. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. The value of the performance-based LTIP Units was determined based on a weighted-average fair value of $23.76 per LTIP Unit.

In the event of a “change of control” of EdR, a termination of a participant’s employment by EdR without “cause” or a termination of employment by a participant for “good reason”, all time-based LTIP Units will accelerate and be fully vested and delivered to such participant. Unvested shares of time-based LTIP Units will also vest in the event of termination of a participant’s employment due to death or disability, along with a portion of performance vesting LTIP Units (as further described below). A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for time-vested LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee. A more detailed description of the vesting of time-based LTIP Units upon a change in control of EdR or in connection with a termination of employment is provided under the caption “Potential Payments upon Termination or Change in Control” below.

Termination of a participant’s employment prior to the end of the performance period will result in the forfeiture of performance-based LTIP Units by such participant; provided, however, that, if a participant’s employment is terminated prior to the end of the performance period as a result of such participant’s death or disability, the Compensation Committee will determine the percentage of the participant’s performance-based LTIP Units that will convert into fully-vested shares of common stock by (i) applying the performance criteria set forth in the 2016 LTIP using the effective date of the disability or the date of death, as applicable, and appropriately and proportionately adjusting the performance criteria for such shortened Performance Period (if necessary) and (ii) multiplying the number of shares of Company performance-based LTIP Units so determined by 0.6667 or 1.0 if the death or disability occurs in 2017 or 2018, respectively. A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for performance based LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

If a change of control occurs prior to the end of the performance period, all outstanding performance-based awards granted under the LTIP will vest and become immediately exercisable and unrestricted, regardless of whether the applicable three-year performance period has ended.

Deferred Compensation Plan

On August 31, 2011, the Board of Directors approved the Education Realty Trust Deferred Compensation Plan, a nonqualified deferred compensation plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Employees who are eligible to participate in the Deferred Compensation Plan may defer the receipt of up to 15% of their annual compensation by contributing such amounts to their accounts in the Deferred Compensation Plan. The Deferred Compensation Plan also permits EdR to make matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period.

Retirement Plans

We match contributions made by our NEOs to our 401(k) plan up to the maximum amount permitted under the 401(k) plan documents.

Other Plans, Perquisites and Personal Benefits

Each of our NEOs is eligible to participate in all of EdR’s additional compensatory and benefit plans on the same basis as other employees of EdR, except that NEOs are not permitted to participate in the employee discount stock purchase plan. We do not provide our NEOs with any perquisites or personal benefits.

EdR maintains a Company airplane. It is preferred that our Chief Executive Officer and other senior executive officers, including the NEOs, use the Company airplane when air travel is required for business purposes. This provides for a more efficient use of their time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed. From time to time, family members and invited guests of our NEOs may fly on the Company airplane as additional passengers when seats are available and the Company airplane is already flying to a specific destination for a business purpose. In those cases, the employee is taxed upon the cost of the non-employee travel using the SIFL rate. For the year ended December 31, 2016, the incremental cost to the Company from a trip taken by Mr. Churchey was $3,333.

Employment Agreements

During 2014 and 2015, each of our NEOs, other than Mr. Churchey, entered into new executive employment agreements which are substantially similar to the executive employment agreements that governed each of our NEOs during 2013 or 2014, as applicable.

Effective as of January 1, 2015, Mr. Trubiana and Ms. Richards entered into new executive employment agreements with terms of three years each in connection with Mr. Trubiana's appointment to President from his previous role of Executive Vice President and Chief Investment Officer and Ms. Richards' promotion to Executive Vice President from her previous role as Senior Vice President and Chief Operating Officer. Effective August 5, 2014, Mr. Brewer entered into an employment agreement with a term of three years and five months. Ms. Mackie entered into an employment agreement with a term of three years and seven months effective June 1, 2015. Mr. Brewer's agreement was amended in 2017 to align his contract term with Ms. Mackie's.

The employment agreements with Mr. Trubiana and Ms. Richards are substantially similar to the executive employment agreement that governed the NEOs during 2013 and 2014, except that the agreements were amended to reflect their new respective titles and responsibilities. In addition, Ms. Richards' employment agreement was revised to provide for changes to the payment obligations of the Company upon a “change of control,” discussed under the caption “Potential Payments Upon Termination or Change in Control” below.

Mr. Churchey’s employment agreement has a rolling three-year term, Mr. Brewer's employment agreement has a term of four years and five months, Ms. Mackie's employment agreement has a term of three years and seven months, and Mr. Trubiana's and Ms. Richards' employment agreements each provide for a three-year term. Additionally, each of the employment agreements provide for (i) an annual base salary to be adjusted annually at the discretion of the Compensation Committee; (ii) eligibility for annual incentive compensation under the Annual Incentive Plan; and (iii) participation in other compensatory and benefit plans of EdR that are available to all employees, except as noted above with regard to the employee stock purchase plan.

The employment agreements also permit us to terminate the NEO’s employment for or without “cause.” In addition, either prior to or after a “change of control” of EdR, each NEO has the right under his or her employment agreement to resign for “good reason.” The benefits that could be received by each NEO upon termination of his or her employment and the definitions of “change of control,” “cause” and “good reason” are described in more detail under the caption “Potential Payments Upon Termination or Change in Control” below.

Each of the employment agreements further provides that the NEO agrees not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus collegiate housing communities, providing third-party management services for collegiate housing communities or providing third-party development consulting services for collegiate housing communities for a period of one year for each NEO other than Mr. Churchey, who has a three-year non-compete. Each NEO also agrees that he or she will not solicit, directly or indirectly, any of our customers for the purpose of providing any goods or services in competition with us and will not solicit, recruit or induce, directly or indirectly, any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. Each NEO also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.

Elements of Post-Termination Compensation

Under certain circumstances, the employment agreements, the LTIPs and certain incentive compensation awards provide for benefits upon termination of an NEO’s employment with or a change of control in EdR. A detailed discussion of post-termination payments in the employment agreements, the LTIPs and the incentive compensation awards is provided under the caption “Potential Payments upon Termination or Change in Control” below.

Analysis of Risk in Compensation Program

The structure of EdR’s compensation program is designed to discourage our NEOs from engaging in unnecessary and excessive risk taking. The attention of our NEOs is to be focused on financial and operating results in the near term and the creation of stockholder value over the long term. Our Compensation Committee and Board of Directors considered the current risk profile of EdR’s compensation program and noted numerous ways in which risk is effectively managed or mitigated, including the balanced mix of the elements that comprise our NEO compensation packages, the use of varied performance metrics in our Annual Incentive Plan and long-term incentive plans and the ability of the Compensation Committee to employ discretion when awarding annual and long-term incentive compensation. Accordingly, we believe that EdR’s compensation program (i) promotes behavior that is focused on the achievement of financial and operating metrics and supports sustainable value creation for our stockholders and (ii) is not reasonably likely to have a material adverse effect on EdR.

Impact of Regulatory Requirements

Deductibility of Executive Compensation

Section 162(m) of the Code ("Section 162(m)") generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to our NEOs. Certain performance-based compensation exceptions are available; however, our company is structured such that compensation is not paid and deducted by the corporation, but at the operating partnership level. The IRS has previously issued a private letter ruling holding that Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the level of the Operating Partnership or its subsidiaries is not subject to the Section 162(m) limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m). As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) does not apply to compensation paid at the operating partnership level. We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.

Accounting for Stock-Based Compensation

EdR accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”).

2017 Compensation Actions

Increase in NEO Base Salaries

In setting compensation packages for 2017, effective as of January 1, 2017, the Compensation Committee approved salary increases for Mr. Churchey, Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie and set base salaries for Mr. Churchey, Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie in the respective amounts of $633,000, $387,000, $375,000, $335,000 and $175,000.

2017 Long-Term Equity Incentive Compensation

On March 1, 2017, the Compensation Committee approved the 2017 LTIP, which is substantially the same as the 2016 LTIP.

The 2017 LTIP provides that 25% of a participant’s award consists of a time-vested grant of LTIP Units subject to the rights, preferences and other privileges as designated in the Partnership Agreement. The time-vested LTIP Units vest over a three-year period and are valued for award purposes at a value equal to the price of the Company’s stock on the grant date. The time-vested LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested.

The remaining 75% of a participant’s award consists of a grant of performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three-year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion. The grant date value of the LTIP Units is adjusted by a Fair Value determination by a third party valuation consultant using the Monte Carlo simulation to determine the effects of volatility, interest rates and distributions over a defined period of time and the appropriate discount rate to be applied to the actual grant date share price, as applicable. The performance-based LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested. After the determination of the achievement of the performance criteria, any performance-based LTIP Units that were awarded but did not become vested LTIP Units are canceled.

The vesting of LTIP Units for the performance based portion of the award is calculated based upon the Company’s achievement of six performance objectives (the “Performance Objectives”) over a three-year period. Each Performance Objective will have specific targets for minimum achievement equaling 50%, target achievement equaling 100% and maximum achievement equaling 150%, with interpolation between each target level. The Performance Objectives are as follows:

1.	for 20% of the award, the dollar amount of the Company’s new development deliveries and aggregate operating performance;

2.	for 20% of the award, the total asset growth of the Company;

3.	for 20% of the award, the Company’s annual Funds From Operations per share/unit at the end of 2019, the final year of the plan;

4.	for 10% of the award, the Company’s TSR compared to its peer group;

5.	for 10% of the award, the Company’s TSR compared to the NAREIT Index; and

6.	for 20% of the award, the absolute TSR of the Company.

Once fully vested, the LTIP Units may be converted to Class A Units in the Operating Partnership and thereafter into shares of the Company’s stock or cash in accordance with the terms of the Partnership Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors are the current members of the Compensation Committee of the Board of Directors: Messrs. Cahill, Silver, and Thomas and Ms. Schaefer, none of whom has ever been an employee of EdR. Monte J. Barrow served on the Compensation Committee until his resignation from the Board of Directors in March 2017. During 2016, none of EdR’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on EdR’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and EdR’s Annual Report on Form 10-K.

Submitted by the Compensation Committee
of the Board of Directors:

William J. Cahill, III (Chairman)
Kimberly K. Schaefer
Howard A. Silver
John T. Thomas

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information for the years 2016, 2015 and 2014 with respect to the compensation awarded to and earned by our NEOs.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Randy Churchey Chairman of the Board and Chief Executive Officer	2016	$614,000	$—	$1,411,963	$957,840	$44,172	$3,027,975
	2015	529,000	—	1,164,455	641,148	32,189	2,366,792
	2014	504,000	25,000	1,108,998	616,896	41,865	2,296,759
Thomas Trubiana President	2016	376,000	—	699,983	475,639	17,469	1,569,091
	2015	355,350	—	700,007	382,676	13,979	1,452,012
	2014	345,000	22,000	624,996	375,705	19,084	1,386,785
Edwin B. Brewer, Jr.(5) Executive Vice President, Chief Financial Officer and Treasurer	2016	325,000	—	350,003	394,225	11,868	1,081,096
	2015	285,000	—	230,005	315,281	6,202	836,488
	2014	116,740	100,000	1,200	—	432	218,372
Christine Richards Executive Vice President and Chief Operating Officer	2016	325,000	—	350,003	338,000	15,729	1,028,732
	2015	285,000	—	230,005	307,444	12,583	835,032
	2014	220,000	10,000	200,001	235,400	10,905	676,306
Lindsey Mackie(6) Senior Vice President and Chief Accounting Officer	2016	143,000	—	49,994	108,323	3,560	304,877
	2015	119,504	5,000	—	66,300	1,210	192,014

(1)	The amounts listed in this column represent cash bonuses earned by the NEO during the fiscal year covered.
(2) The amounts listed in this column represent the grant date fair value of awards of LTIP Units in 2016 and 2015 and restricted stock and RSUs for 2014, as computed under ASC 718 granted during the fiscal year indicated. For Performance Awards and RSUs, grant date fair value is calculated based on the probable outcome of the performance result for each of the performance periods, excluding the effect of estimated forfeitures. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. These amounts do not necessarily reflect the actual amounts that were paid to, or may be realized by, the NEOs for any of the fiscal years reflected.
(3) The amounts listed in this column for 2016 reflect the dollar amount paid to our NEOs pursuant to the Annual Incentive Plan related to fiscal 2016. For more information regarding payments made to our NEOs under the Annual Incentive Plan, see the discussion and table under the caption “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2016 Annual Incentive Compensation” above.
(4) The amounts listed in this column reflect, for each NEO, the sum of (i) the amounts contributed by EdR to our 401(k) Retirement Savings Plan and Deferred Compensation Plan, (ii) the dollar value of dividends on unvested restricted shares of common stock and (iii) distributions received on outstanding time-vesting LTIP Units. Listed in the table below are the dollar values of the amounts reported in this column for 2016.
(5) Mr. Brewer joined the Company in August 2014 and, as a result, his compensation for 2014 shown above represents compensation for a partial year of service.
(6) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015.

The following table shows the details of all other compensation earned during 2016:

NEO	Company Match in 401(k) and Deferred Compensation Plan ($)	Distributions on Unvested Restricted Shares ($)	Dividends on Time-Vesting LTIP Units ($)	Perquisite ($)	Total All Other Compensation ($)
Randy Churchey	9,000	5,239	26,600	3,333	44,172
Thomas Trubiana	—	2,952	14,517	—	17,469
Edwin B. Brewer, Jr.	5,310	600	5,958	—	11,868
Christine Richards	8,826	945	5,958	—	15,729
Lindsey Mackie	3,065	—	495	—	3,560

Supplemental Compensation Table

To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each NEO in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by each of the NEOs in a particular year.

NEO	Year	Total Realized Compensation(1)
Randy Churchey	2016	$2,023,816
	2015	$1,778,072
	2014	$2,242,543
Thomas Trubiana	2016	$1,154,516
	2015	$1,022,627
	2014	$1,381,394
Edwin B. Brewer, Jr.(2)	2016	$734,377
	2015	$614,917
	2014	$116,740
Christine Richards	2016	$769,057
	2015	$705,161
	2014	$817,082
Lindsey Mackie(3)	2016	$251,323
	2015	$190,804
(1) Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the Summary Compensation Table. Total Realized Compensation is not a substitute for the total compensation as shown above in the “Total” column in the Summary Compensation Table. The Supplemental Table does not include all items required to be included as compensation in the Summary Compensation Table. Total Realized Compensation consists solely of (a) the actual salary paid for the indicated year, (b) the annual incentive cash bonus (as reported under the non-equity incentive compensation plan column), and (c) the market value of shares vested during the applicable year on the vesting date. For more information on total compensation as shown above in the “Total” column in the Summary Compensation Table under the SEC rules, see the notes accompanying the Summary Compensation Table and the section “Narrative to Summary Compensation Table and Grants of Plan-Based Awards” below.
(2) Mr. Brewer joined the Company in August 2014 and, as a result, his compensation for 2014 shown above represents compensation for a partial year of service.
(3) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our NEOs in 2016.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randy Churchey
	2/4/2016	399,100	798,200	1,197,300
1/1/2016	1/1/2016							9,319	353,004
2/4/2016	2/4/2016				14,856	29,713	44,570		705,981
Thomas Trubiana
	2/4/2016	206,800	413,600	620,400
1/1/2016	1/1/2016							4,620	175,006
2/4/2016	2/4/2016				7,365	14,730	22,095		349,985
Edwin B. Brewer, Jr.
	2/4/2016	162,500	325,000	487,500
1/1/2016	1/1/2016							2,310	87,503
2/4/2016	2/4/2016				3,683	7,365	11,048		174,992
Christine Richards
	2/4/2016	162,500	325,000	487,500
1/1/2016	1/1/2016							2,310	87,503
2/4/2016	2/4/2016				3,683	7,365	11,048		174,992
Lindsey Mackie(5)
	2/4/2016	53,625	107,250	160,875
1/1/2016	1/1/2016							330	12,500
2/4/2016	2/4/2016				526	1,052	1,578		24,996
(1) The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the “threshold”, “target” and “maximum” payouts to the NEOs pursuant to EdR’s Annual Incentive Plan. NEOs qualify for the (i) “threshold” amount if EdR meets 80% of its budget for Core FFO and individual NEOs meet 50% of their performance goals; (ii) “target” amount if EdR meets 100% of its budget for Core FFO and individual NEOs meet 100% of their performance goals; and (iii) “maximum” amount if EdR meets 120% of its budget for Core FFO and individual NEOs meet 150% of their performance goals. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2016 Annual Incentive Compensation” above.
(2) The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column represent the “threshold”, “target” and “maximum” LTIP Units granted to the NEOs pursuant to the 2016 LTIP. The vesting of such LTIP Units is based upon the Company’s achievement of six Performance Objectives over a three-year period ending on December 31, 2018. See “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2016 Long-Term Incentive Compensation” above.
(3) The amounts reported in the “All Other Stock Awards: Number of Shares of Stock” column represent the number of time vesting LTIP Units granted to the NEOs pursuant to EdR’s 2016 LTIP. The LTIP Units vest ratably over a period of three years on each anniversary date of the grant date as long as the respective NEO is employed by EdR on such vesting date. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2016 Long-Term Incentive Compensation” above.
(4) The amounts reported in the “Grant Date Fair Value of Stock Awards” column show the aggregate grant date fair value, computed in accordance with ASC 718, of the LTIP Units granted pursuant to the 2016 LTIP. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.
(5) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The following discussion should be read in conjunction with (i) the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” as well as the footnotes to such tables and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.

Employment Agreements

During 2016, the employment of each of our NEOs was governed by an executive employment agreement. We have summarized the material terms of these executive employment agreements under the caption “Compensation Discussion and Analysis – Employment Agreements” above and “Potential Payments Upon Termination or Change in Control” below.

Equity Awards

The equity awards granted to our NEOs during 2016 that appear in the tables above were granted pursuant to the 2016 LTIP, which is described in detail in the Compensation Discussion and Analysis section under the caption “Elements of EdR’s Compensation Program – 2016 Long-Term Incentive Compensation.” LTIP Units granted under the 2016 LTIP were granted pursuant to the 2011 Plan. The 2011 Plan was approved by our Board of Directors on February 17, 2011 and by our stockholders on May 4, 2011 and became effective as of January 1, 2011. The 2011 Plan provides for the grant of stock options, RSUs, restricted stock, stock appreciation rights and other stock-based incentive awards to our key officers, employees and directors providing services to us and our subsidiaries. The 2011 Plan replaced the Education Realty Trust, Inc. 2004 Incentive Plan (the “2004 Plan”) in its entirety and initially authorized the grant of the 105,000 shares that remained available for grant under the 2004 Plan as well as 1,049,167 additional shares (for a total of 1,154,167 shares reserved under the Omnibus Equity Incentive Plan). Any key officer, employee or director is eligible to be a designated participant, and the 2011 Plan is administered by a committee composed of at least two non-employee directors. The number of shares reserved under the 2011 Plan is also subject to any adjustments for changes in our capital structure, including share splits, dividends and recapitalizations. As of December 31, 2016, there were 502,534 shares available for issuance under the 2011 Plan. In connection with the Company’s one-for-three reverse stock split that was effected on December 1, 2014, the Compensation Committee exercised the discretion given to it under the 2011 Plan to reduce by two-thirds (i) the total number of shares issuable under the 2011 Plan and (ii) all then-outstanding awards under the 2011 Plan. However, the Compensation Committee did not exercise its discretion to take similar action to reduce the grant or exercise prices with respect to any award under the 2011 Plan or the 150,000 share limit under the 2011 Plan applicable to annual grants to covered officers intended to qualify as “performance-based compensation” under Section 162(m). Option repricing is expressly prohibited by the terms of the 2011 Plan, without stockholder approval.

If Proposal 4 (approval of the 2017 Omnibus Equity Incentive Plan) is approved by stockholders at the Annual Meeting, the 2017 Omnibus Equity Incentive Plan will replace the 2011 Plan in its entirety.

Compensation Mix

As discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” above, in 2016, EdR’s compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term.

The table entitled “2016 Compensation Mix” in the “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” section above illustrates the mix of salary, annual incentive compensation and long-term incentive compensation for our 2016 NEO compensation program.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2016. The equity awards reported as Stock Awards consist of restricted stock, RSU awards and time-vesting and performance-vesting LTIP Units.

		Stock Awards
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Randy Churchey	1/1/2016	9,319	394,194	—	—
	2/4/2016	—	—	44,569	1,885,269
	2/4/2015	5,609	237,261	—	—
	2/4/2015	—	—	53,400	2,258,820
	1/1/2014	3,492	147,712	—	—
	1/1/2014	—	—	64,980	2,748,654
Thomas Trubiana	1/1/2016	4,620	195,426	—	—
	2/4/2016	—	—	22,095	934,619
	2/4/2015	3,372	142,636	—	—
	2/4/2015	—	—	32,101	1,357,872
	1/1/2014	1,969	83,289	—	—
	1/1/2014	—	—	36,621	1,549,068
Edwin B. Brewer, Jr.	1/1/2016	2,310	97,713	—	—
	2/4/2016	—	—	11,048	467,330
	2/4/2015	1,108	46,868	—	—
	2/4/2015	—	—	10,548	446,180
	8/5/2014	400	16,920	—	—
Christine Richards	1/1/2016	2,310	97,713	—	—
	2/4/2016	—	—	11,048	467,330
	2/4/2015	1,108	46,868	—	—
	2/4/2015	—	—	10,548	446,180
	1/1/2014	630	26,649	—	—
	1/1/2014	—	—	11,718	495,671
Lindsey Mackie(4)	1/1/2016	330	13,959	—	—
	2/4/2016	—	—	1,578	66,749
(1) Represents shares of restricted stock and time vesting LTIP Units granted to the respective NEO pursuant to the 2014, 2015 and 2016 LTIPs, which vest ratably over a period of three years on the anniversary dates of the grant date as long as the NEO is employed by EdR on each such vesting date.
(2) Market value reflects the number of restricted shares, RSUs or LTIP Units multiplied by $42.30 per share, which was the closing price of our common stock on December 31, 2016.
(3) Represents the number of RSUs or LTIP Units that would be issued to the NEO pursuant to the 2014, 2015 and 2016 LTIPs assuming maximum performance. Shares underlying the RSUs issued pursuant to the 2014 LTIP vested on January 1, 2017 at maximum. Shares underlying the RSUs issued pursuant to the 2015 LTIP will vest, if at all, on January 1, 2018. LTIP Units issued pursuant to the performance component of the 2016 LTIP will vest, if at all, on January 1, 2019.
(4) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015. Ms. Mackie had no outstanding equity awards as of December 31, 2015 or 2014.

2016 Option Exercises and Stock Vested

The following table summarizes the number of shares of our common stock and LTIP Units and the value of those shares/units that vested in 2016 for each of our NEOs.

	Time-Vested Stock Awards			Performance-Vested Stock Awards
NEO	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)		Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy Churchey	8,857	335,503	(1)	5,880	222,734	(1)
Thomas Trubiana	5,482	207,658	(1)	4,200	159,096	(1)
Edwin B. Brewer, Jr.	954	36,138	(1)	—	—
Christine Richards	1,842	69,775	(1)	1,512	57,275	(1)
Lindsey Mackie(2)	—	—		—	—
(1) Based upon EdR’s closing market price on December 31, 2015 of $37.88.
(2) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015.

2016 Non-Qualified Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and aggregate balances with respect to the Deferred Compensation Plan for each of our NEOs in 2016.

NEO	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Randy Churchey	$51,436	$—	$10,708	$—	$118,573
Thomas Trubiana	—	—	—	—	—
Edwin B. Brewer, Jr.	—	—	—	—	—
Christine Richards	—	—	651	—	10,038
Lindsey Mackie	6,130	—	598	—	6,728
(1) Amounts shown reflect the portion of the executive’s 2016 cash compensation deferred into our Deferred Compensation Plan.
(2) The amounts reported in this column are reported in the Summary Compensation Table under All Other Compensation.

The Deferred Compensation Plan is intended to provide certain highly compensated employees with a tax deferral opportunity for compensation paid by EdR.

The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed. The Deferred Compensation Plan is also intended to comply with the requirements of Section 409A of the Code.

The Deferred Compensation Plan allows our NEOs to defer a portion of their salary and cash bonuses, including performance based and non-performance based bonuses. However, the value of any incentive stock options, non-qualified stock options or any restricted stock awards granted to our NEOs are not eligible for deferral under the plan. The Deferred Compensation Plan also permits EdR to make discretionary matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period. Deferrals by participants from their cash compensation are always 100% vested. The election to defer compensation under the Deferred Compensation Plan is in addition to any deferral election made by the participant under our 401(k) plan.

EdR does not provide a guaranteed rate of return on the deferrals to the Deferred Compensation Plan. This plan credits gains and losses based upon “deemed” investments chosen by the participants from a menu of mutual funds, indexes and similar investment alternatives. The investment alternatives offered under the Deferred Compensation Plan are the same investment alternatives offered under our 401(k) plan. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks.

The Deferred Compensation Plan provides for payment of deferred compensation and earnings thereon. Within certain limits, participants are allowed to make an election as to the timing for the distribution. Participants may elect to receive a distribution at the earlier of (i) a fixed payment date specified by the participant, (ii) following the participant’s separation from service with EdR or (iii) following a “change in control.” Participants may also receive a distribution in the event of a financial hardship under specific circumstances. All distributions are made in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in more detail under the caption “Compensation Discussion and Analysis – Employment Agreements” above, during 2016, the employment of each of our NEOs was governed by an employment agreement. The employment agreements contain certain definitions and provisions that permitted us to terminate the NEO’s employment for or without “cause,” which is generally defined to mean that the NEO had:

•
continually failed to substantially perform, or been grossly negligent in the discharge of his or her duties to EdR (in any case, other than by reason of a disability, physical or mental illness or analogous condition);

•	been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or

•	materially breached any material EdR policy or agreement with EdR.

In addition, either prior to or after a “change of control” of EdR, each NEO has the right under the employment agreement to resign for “good reason,” which is generally defined to include the following circumstances: (i) the NEO experienced a reduction in the NEO’s title, duties or responsibilities; (ii) the NEO experienced a reduction of 10% or more in the NEO’s annual base salary; (iii) the NEO experienced a reduction of 10% or more in the target amount of the NEO’s annual incentive compensation; or (iv) the NEO’s principal place of employment was relocated to a location more than fifty (50) miles from the NEO’s principal place of employment, except for required travel for EdR’s business to an extent substantially consistent with the NEO’s historical business travel obligations. In general terms, a “change of control” has occurred under the following circumstances: (i) certain changes in the composition of the directors serving on EdR’s Board of Directors; (ii) consummation of a merger or consolidation of EdR in which EdR’s securities represent less than 50% of the combined voting power of the surviving entity after the merger or consolidation; (iii) stockholder approval of a plan of complete liquidation or winding-up of EdR; or (iv) any transaction or series of transactions that the Board of Directors deems to constitute a change of control of EdR.

Each employment agreement provides that, if the respective NEO’s employment is terminated by us without cause or by the NEO for good reason prior to a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary, bonus and vacation through the termination date and (ii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•
with respect to Mr. Churchey, (i) a separation payment equal to the sum of three times (3x) Mr. Churchey’s (A) then current base salary and (B) average bonus for the previous two years, with such separation payment being payable over a period of thirty-six months and (ii) premiums for COBRA continuation coverage for Mr. Churchey and his eligible dependents for a period of up to 18 months; and

•
with respect to Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie, (i) a separation payment equal to 12 months of such executive’s then current base salary, to be paid over a period of 12 months from the termination and (ii) a transition lump sum severance payment of $10,000.

Each employment agreement further provides that, if the NEO’s employment is terminated by us without “cause” or by the executive for “good reason” within 12 months after a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary and bonus through the termination date and (ii) approved, but unreimbursed, business expenses provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•
with respect to Mr. Churchey, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Churchey’s then current base salary, and (B) his average bonus for the previous two years, to be paid on the sixtieth day following the termination date and (ii) premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months;

•
with respect to Mr. Trubiana, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Trubiana’s then current base salary, and (B) his average bonus for the previous two years and (ii) a transition lump sum severance payment of $10,000;

•
with respect to Mr. Brewer and Ms. Richards, (i) a separation payment equal to two times (2x) the sum of (A) each of their then current base salary and (B) his average bonus for the two years prior to the change of control and (ii) a transition lump sum severance payment of $10,000; and

•	with respect to Ms. Mackie, (i) a separation payment equal to 12 months of the executive’s then current base salary and (ii) a transition lump sum severance payment of $10,000.

In the event that a NEO’s employment is terminated by death or disability, pursuant to the employment agreements, EdR would pay the NEO or the beneficiaries of such NEO’s estate the following: (i) with respect to Mr. Churchey, all his premiums for COBRA continuation coverage and his eligible dependents for a period of up to 18 months and (ii) with respect to Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie, a transition lump sum severance payment of $10,000. In addition, each NEO will receive all (i) accrued but unpaid salary; (ii) accrued but unpaid bonuses prorated to the date of the NEO’s death or disability; and (iii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the NEO’s termination date.

Pursuant to the terms of the relevant LTIP and award agreements, in the event an NEO’s employment is terminated by the Company without “cause” by the NEO for “good reason,” or in connection with a change of control, then all unvested time-based awards will become fully vested shares of common stock. A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for time-vested LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

Pursuant to the terms of the relevant LTIP and award agreements, if an NEO’s employment is terminated prior to the end of the performance period for any performance-based equity award, the award is forfeited and no payments will be made except as follows:

•
if employment is terminated in connection with death or disability, the Compensation Committee will determine the number of shares that are eligible to vest based on the Company’s performance at the time of termination and multiply the number of eligible shares by 0.3333 (if the event occurs in the first year of the performance period), 0.6667 (if the event occurs in the second year of the performance period) or 1.0 (if the event occurs in the third year of the performance period), or

•
if a change of control has occurred, each NEO’s outstanding and unvested equity-based awards, including performance-based awards granted under the LTIP, will vest and become immediately exercisable and unrestricted, regardless of whether the applicable three-year performance period has ended.

In the case of a voluntary retirement that is not a result of a Disability the separation will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for performance based LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 31, 2016;

•	NEOs are entitled to the termination benefits provided for in their respective employment agreements;

•	The annual base salary at the time of termination is equal to the annual base salaries effective as of December 31, 2016;

•	Four weeks of vacation are unused, accrued and unpaid;

•	There is no earned but unpaid bonus for the prior year;

•	There is no earned and accrued but unpaid salary;

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•
The value of unvested shares of restricted stock that could vest upon a change in control under the 2004 Plan, the Omnibus Equity Incentive Plan and the 2014, 2015 and 2016 LTIPs are based upon EdR’s closing market price at December 31, 2016 of $42.30;

•
All unvested LTIP Units as of December 31, 2016 are considered eligible to vest (assuming achievement of “target” performance), and the 2016 multiplier of 0.3333 (for LTIP Units under the 2016 LTIP) and 0.6667 (for LTIP Units under the 2015 LTIP) is used to determine the number of vested shares; and

•	Our cost for continued medical, prescription and dental benefits is constant over the benefit period.

		Before Change in Control	After Change in Control
NEO	Benefit	Termination without Cause or for Good Reason		Voluntary Termination	Death	Disability
Randy Churchey	Separation Payment	$4,240,482	$4,226,347	$—	$—	$—
	Lump Sum Severance	—	—	—	—	—
	Health Care Benefits Continuation	20,066	20,066	—	20,066	20,066
	Vacation	47,231	—	—	—	—
	Vesting of Stock Awards	779,166	7,671,948	—	5,662,156	5,662,156
Thomas Trubiana	Separation Payment	376,000	2,407,422	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	28,923	—	—	—	—
	Vesting of Stock Awards	421,350	4,262,899	—	3,187,192	3,187,192
Edwin B. Brewer, Jr.	Separation Payment	325,000	1,359,506	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	25,000	—	—	—	—
	Vesting of Stock Awards	161,501	1,074,993	—	614,719	614,719
Christine Richards	Separation Payment	325,000	1,295,444	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	25,000	—	—	—	—
	Vesting of Stock Awards	171,230	1,580,373	—	1,120,098	1,120,098

		Before Change in Control	After Change in Control
NEO	Benefit	Termination without Cause or for Good Reason		Voluntary Termination	Death	Disability
Lindsey Mackie	Separation Payment	143,000	230,312	—	—	—
	Lump Sum Severance	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—
	Vacation	11,000	—	—	—	—
	Vesting of Stock Awards	13,959	80,708	—	36,209	36,209

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information regarding compensation plans under which common stock may be issued to employees and non-employees as compensation under the 2011 Plan as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	410,282	(1)	—	(2)	502,534	(3)
Equity compensation plans not approved by security holders	—		—		N/A
Total	410,282		—		502,534

(1)	Represents up to 410,282 shares of common stock subject to outstanding equity awards granted pursuant to our 2016, 2015 and 2014 LTIPs.

(2)	Does not account for the potential 410,282 shares of common stock subject to outstanding restricted stock units granted pursuant to our 2016, 2015 and 2014 LTIPs.

(3)	Includes 561,277 shares available for future issuance under the 2011 Plan less 58,743 shares of common stock available for issuance under the Education Realty Trust, Inc. Employee Stock Purchase Plan.

2016 DIRECTOR COMPENSATION

For fiscal year 2016, each non-employee member of the Board of Directors was paid a $38,000 annual retainer fee. In addition, members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee received an annual cash retainer of $17,000, $7,000, $7,000, and $7,000 respectively. Each of the Chairmen of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee received an annual cash retainer of $17,500, $10,000, $10,000 and $10,000, respectively. The lead independent director was paid an annual cash retainer of $15,000. The Compensation Committee also granted shares of common stock with a value of $75,000 to each non-employee director for 2016. Mr. Churchey did not receive any additional compensation for his service as a director or as Chairman of the Board of Directors. Mr. Trubiana did not receive any additional compensation for his service as a director.

The following table sets forth the total compensation received by each of our non-employee directors during 2016:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
John V. Arabia	$62,000	$75,000	$137,000
Monte J. Barrow	79,000	75,000	154,000
William J. Cahill	62,000	75,000	137,000
Kimberly Schaefer	52,000	75,000	127,000
Howard A. Silver	84,000	75,000	159,000
John T. Thomas (3)	9,500	0	9,500
Wendell W. Weakley	86,500	75,000	161,500

(1) This column represents annual director, committee, chairman and lead independent director retainer fees.
(2) This column represents the ASC 718 grant date fair market value for stock awards made in 2016. On May 20, 2016, each non-employee director, other than Mr. Thomas who joined the board of directors in October 2016, received 1,800 shares of common stock pursuant to the Omnibus Equity Incentive Plan.
(3) Mr. Thomas joined the Board of Directors on October 3, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of EdR’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of EdR’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines.

In overseeing the preparation of EdR’s financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, EdR’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Deloitte & Touche LLP.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of EdR’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Deloitte & Touche LLP are compatible with Deloitte & Touche LLP maintaining its independence from EdR.

Based upon the review and discussions referred to above, the Audit Committee recommended to EdR’s Board of Directors that EdR’s audited financial statements be included in EdR’s Annual Report for the fiscal year ended December 31, 2016. The Audit Committee has selected and the Board of Directors has approved the appointment of Deloitte & Touche LLP as EdR’s independent auditor.

Submitted by the Audit Committee
of the Board of Directors:

Wendell W. Weakley (Chairman)
Kimberly K. Schaefer
Howard A. Silver

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Deloitte & Touche LLP to serve as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The appointment of this firm was recommended to the Board of Directors by the Audit Committee, and the Board of Directors has further decided that management should submit the appointment of Deloitte & Touche LLP to the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited EdR’s financial statements since its inception in 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Deloitte & Touche LLP for the two most recent fiscal years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees (1)	$1,294,500	$1,293,520
Audit-Related Fees (2)	105,000	—
Tax Fees (3)	65,853	138,592
Total Fees	$1,465,353	$1,432,112

(1) Fees for audit services billed in fiscal 2016 and 2015 included the following (i) audits of our annual financial statements and the effectiveness of EdR’s internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.
(2) Fees billed related to financial accounting and reporting consultations.
(3) Fees billed for tax compliance services and tax planning.

The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee is not bound by a vote either for or against Proposal 2. The Audit Committee will consider a stockholder vote against the appointment of Deloitte & Touche LLP in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of EdR and its stockholders.

The Board of Directors recommends a vote “FOR” Proposal 2.

Pre-Approval Policies and Procedures

Pursuant to its Charter, the Audit Committee reviews and pre-approves audit and non-audit services performed by EdR’s independent registered public accounting firm as well as the fees charged for such services. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2016 and 2015, all of the audit and non-audit services provided by EdR’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal 3, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. A more detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above. It is expected that the next Say-on-Pay vote will occur at the 2018 Annual Meeting.

Our compensation program is designed to (i) attract, motivate, and retain our NEOs, each of whom is critical to our success, through competitive pay practices, (ii) link a significant portion of the compensation of our NEOs to the achievement of EdR’s business plan and (iii) promote a pay-for-performance system that encourages and rewards successful execution of corporate initiatives. To ensure that the Company’s executive compensation program was structured accordingly, the Compensation Committee engages FPL on an annual basis as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies. To analyze the competitiveness of the Company’s executive compensation program, the Compensation Committee utilizes the analysis prepared by FPL, which compares compensation payable to EdR’s NEOs, individually and in the aggregate, to comparable positions within peer groups of public real estate companies.

To achieve the compensation goals described above, the Compensation Committee implemented the following changes when setting the 2016 compensation packages:

•	increased base salaries for each NEO; and

•
adopted the 2016 LTIP, which consists of a combination of time-vested LTIP Units (25%) and performance-vested awards (75%). The performance-vested award are also LTIP Units that will vest based on EdR’s achievement of certain performance objectives, which are to be evaluated at the end of the three-year performance period.

•	Proposed for adoption the 2017 Omnibus Equity Incentive Plan, the key features of which are set forth in Proposal 4 of this Proxy Statement.

As described in more detail under “Compensation Discussion and Analysis,” the performance period for the 2013 LTIP ended on December 31, 2015. Under the 2013 LTIP, EdR achieved TSR at the 53rd percentile of the average TSR of the peer group, which equated to an 83% payout under one-half of the performance award, as interpolated between the threshold and target performance levels. The remaining 50% of the performance award was not paid out, as EdR did not meet the performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three year performance period. Total payout under the performance component of the 2012 LTIP was at 41%.

The performance period for the 2014 LTIP ended on December 31, 2016. Under the 2014 LTIP, EdR achieved TSR at the 88th percentile of the average TSR of the peer group, which equated to a 150% payout under one-half of the performance award. The remaining 50% of the performance award was also paid out at 150% as EdR meet the performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three year performance period. Total payout under the performance component of the 2014 LTIP was at 150%.

During the period between January 1, 2010, when Mr. Churchey took over as the Company’s Chief Executive Officer, through the year ended December 31, 2016, the Company’s TSR was 275% as compared to a TSR of 132% for American Campus Communities, a TSR of 144% for the NAREIT Equity Index and a TSR of 133% for the S&P 500.

For these reasons and others, the Board of Directors believes the Company’s executive compensation program is meeting the objectives of the program.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of EdR approve, on an advisory basis, the compensation of EdR’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”

The vote for this Proposal 3 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or EdR. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.

The Board of Directors Recommends A Vote “FOR” Proposal 3.

PROPOSAL 4: APPROVAL OF THE EDUCATION REALTY TRUST, INC. 2017 OMNIBUS EQUITY INCENTIVE PLAN

Overview

We are asking stockholders to approve the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Plan”). Upon the recommendation of the Compensation Committee, the Board approved the 2017 Plan, subject to approval of the stockholders of the Company. If the 2017 Plan is approved by stockholders, it will become effective immediately, and no further awards will be granted under Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Plan”), which is the only compensation plan under which the Company may currently grant equity-based compensation. If stockholders do not approve the 2017 Plan, the 2011 Plan will remain in effect.

We believe that equity incentives are critical in attracting, motivating and retaining talented executive officers, employees and directors of EdR and linking their compensation to the long-term interests of EdR and its stockholders. The 2011 Plan was approved by our stockholders in connection with our 2011 annual meeting of stockholders. As of March 20, 2017, there were 557,007 awards outstanding and 355,809 shares available for new awards under the 2011 Plan.

Although the 2011 Plan has not yet expired, stockholder approval of the 2017 Plan is necessary to allow EdR to continue to provide such incentives and to further align the interests of our officers, employees and non-employee directors with those of EdR and its stockholders. The 2017 Plan would serve to replace the 2011 Plan in its entirety and would authorize the grant of the 355,809 shares that remain available for future grant under the 2011 Plan as well as 1,000,000 additional shares. We believe that the adoption of the 2017 Plan will provide us with four to five years of available awards based upon our historical and anticipated future practices, while providing us with the flexibility to grant awards to a broader population going forward. We would be at a significant competitive disadvantage if we were not able to use equity-based awards as part of our compensation program for our officers, employees and non-employee directors, and our ability to attract, motivate and retain talented employees would be adversely affected.

We recognize that an equity incentive plan can dilute stockholder equity and that it should be used judiciously. If adopted, the Compensation Committee intends to administer the 2017 Plan in a manner that is consistent with our historical practices. We believe that our historical use of the 2011 Plan has been prudent and mindful of stockholder interests.

If the 2017 Plan is approved by stockholders at the Annual Meeting, no additional awards will be granted under the 2011 Plan, but awards outstanding immediately prior to the time the 2017 Plan is adopted will continue to be subject to the 2011 Plan.

Key features which distinguish the 2017 Plan from the 2011 Plan include the following:
•The 2017 Plan has higher individual annual grant limits; and
•The 2017 Plan includes a limit on director compensation.

Stockholder approval of the Plan is also being sought to satisfy the stockholder approval requirement under Section 162(m). Approval of this proposal will constitute stockholder approval for this purpose. Section 162(m) places a limit of $1 million on the amount a publicly-traded corporation may deduct in any one year for compensation paid to its chief executive officer and certain other of its most highly compensated executive officers. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards to qualify for this exception, shareholders must approve the material terms of the plan under which the awards are paid. For this purpose, the material terms of the plan include (i) the plan’s eligibility provisions, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to any one person under the plan during a specified period. This information is provided in the description of the plan that follows. See the additional discussion below regarding Section 162(m) and its non-applicability to certain non-corporate entities. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. Additionally, a number of requirements must be met in order for particular compensation to so qualify and we may choose to grant awards that do not qualify for the performance-based compensation exemption. There can be no assurance that any compensation awarded or paid under the plan will be deductible under all circumstances. Although we do not believe it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m) due to the structure of our company, out of an abundance of caution, we are, nevertheless, asking stockholders to approve the material terms of the plan to satisfy the Section 162(m) stockholder approval requirements. See “-Summary of Material Terms-Certain U.S. Federal Income Tax Consequences-Section 162(m)”

Summary of Material Terms

The complete text of the 2017 Plan is set forth as Appendix A hereto and incorporated by reference herein. The following is a summary of the material features of the 2017 Plan and is qualified in its entirety by reference to Appendix A.

The 2017 Plan permits the grant of stock options, share awards (including shares of restricted stock and restricted stock units), stock appreciation rights (“SAR”), dividend equivalent rights, performance units, annual incentive cash awards and other equity-based awards, including LTIP Units.

Administration of the 2017 Plan.    The 2017 Plan will be administered by our Compensation Committee. Each member of our Compensation Committee that administers the 2017 Plan is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” for purposes of Section 162(m) and “independent” within the meaning of the NYSE listing rules and the rules and regulations of the SEC. Our Compensation Committee will (i) determine the individuals to whom grants of awards will be made under the 2017 Plan, (ii) determine the type and amount of awards to be granted, (iii) determine the timing, terms, and conditions of any award (including, among others, the exercise price, vesting conditions and treatment of unvested awards upon termination of employment or a cessation of service), and (iv) make other determinations and interpretations as provided in the 2017 Plan. All decisions and interpretations made by our Compensation Committee with respect to the 2017 Plan will be binding on us and participants. During any period of time in which we do not have a Compensation Committee, the 2017 Plan will be administered by our Board of Directors or another committee appointed by our Board of Directors. References below to our Compensation Committee include a reference to our Board of Directors or another committee appointed by our Board of Directors for those periods in which our Board of Directors or such other committee is acting.

Eligible Participants.    All of our employees and the employees of our subsidiaries and affiliates, including our Operating Partnership, will be eligible to be selected to receive awards under the 2017 Plan. In addition, our non-employee directors, consultants and advisors who perform services for us and our subsidiaries and affiliates will be eligible to receive awards under the 2017 Plan. Incentive stock options, however, are only available to our employees. As of March 20, 2017, we had approximately 1,280 employees, 6 non-employee directors and no consultants and advisors who would be eligible to be selected to participate in the 2017 Plan. Selection for receipt of an award would be based on our determination of whether the award will further the intended purposes of the 2017 Plan. See “Executive Compensation-Outstanding Equity Awards at Fiscal Year End” for more information about the NEO’s outstanding equity awards and “2016 Director Compensation” for more information about our non-employee directors’ outstanding equity awards. Award determinations are discretionary, not formulaic. Consequently, the awards that would be made to eligible persons under the 2017 Plan, if it is approved by stockholders, are not currently determinable.

Share Authorization.    The maximum aggregate number of shares that may be issued pursuant to awards under the 2017 Plan is 1,000,000 shares, plus any shares remaining available for future awards under the 2011 Plan as of the date the 2017 Plan becomes effective. As of March 20, 2017, there were 355,809 shares available for new awards under the 2011 Plan. The maximum number of shares with respect to which Incentive Stock Options may be granted is 1,000,000 shares. Each LTIP unit awarded under the 2017 Plan will be equivalent to an award of one share for purposes of reducing the number of shares available for issuance. The closing price of a share of our common stock on the NYSE on March 20, 2017 was $39.82.

Each share and each LTIP unit issued pursuant to an award will reduce the number of shares available for issuance under the 2017 Plan by one (1) share. If any award granted under the 2017 Plan expires, terminates, of is settled in cash (in whole or in part) or otherwise is forfeited or canceled for any reason before it has vested or been exercised in full, the shares or LTIP units subject to such award will, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the 2017 Plan. Similarly, if any award granted under the 2011 Plan expires, terminates, or is settled in cash (in whole or in part) or otherwise is forfeited or canceled for any reason before it has vested or been exercised in full, the shares or operating partnership units subject to such sward will, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the 2017 Plan, and the number of Shares available for issuance under the 2017 Plan will be increased. If an SAR that is to be settled in shares is exercised, in whole or in part, the number of shares deemed to have been issued under the 2017 Plan will be the full number of shares that were subject to the SAR or portion thereof that was exercised, and not the net number of shares actually issued upon the settlement of the SAR. The number of shares available for issuance under the 2107 Plan will not be increased by (a) any shares tendered or withheld in connection with the purchase of shares upon exercise of an option, (b) any shares deducted, withheld or delivered from an award in connection with tax withholding obligations, or (c) any shares we purchase with proceeds from option exercises. In connection with stock splits, distributions, recapitalizations and certain other events, our Board of Directors or Compensation Committee will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2017 Plan and the terms of outstanding awards.

Limitations on Grants in any Calendar Year. Awards intended to qualify for the performance-based compensation exemption under Section 162(m) are subject to the following limitations:

•	the maximum number of shares subject to options or SARs that can be granted to any person in any calendar year is 500,000 shares;

•	the maximum number of shares that can be granted pursuant to an award, other than an option or SAR, to any person in any calendar year is 500,000 shares; and

•
the maximum amount that may be paid as an annual incentive award in a calendar year to any person is $5,000,000 and the maximum amount that may be paid in respect of a cash-settled performance award granted to any person in any calendar year is $5,000,000.

Non-Employee Director Limit. The combined maximum number of shares and LTIP units subject to awards granted during any calendar year to any non-employee director, taken together with any cash fees paid during the calendar year in respect of the non-employee director’s service as a member of the Board (including service as a member or chair of any regular committees of the Board), may not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Compensation Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual directors, as it may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Prohibition on Repricing without Stockholder Approval.    Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace stock options or stock appreciation rights with cash, in each case without the approval of the stockholders (although appropriate adjustments may be made to outstanding stock options and stock appreciation rights to achieve compliance with applicable law, including the Code).

Stock Options.    The 2017 Plan authorizes our Compensation Committee to grant incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by our Compensation Committee, provided that the price cannot be less than 100% of the fair market value of shares of our common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed ten years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. Our Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by our Compensation Committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for or substituted for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged or substituted for without stockholder approval.

The exercise price for any option is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value, on the date on which the option is exercised, of the exercise price, (iii) to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by us or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to us.

Share Awards.    The 2017 Plan also provides for the grant of share awards, including restricted stock and restricted stock units. A share award is an award of shares of common stock or stock units that may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. Restricted stock units are contractual promises to deliver shares of common stock in the future and may be settled in cash, shares, other securities or property (as determined by our Compensation Committee) upon the lapse of restrictions applicable to the award and otherwise in accordance with the award agreement. A participant who receives restricted stock will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that our Compensation Committee may require any dividends to be reinvested in shares. A participant who receives restricted stock units will have no rights of a stockholder with respect to the restricted stock units but may be granted the right to receive dividend equivalent rights. During the period, if any, when share awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her award shares

Stock Appreciation Rights.    The 2017 Plan authorizes our Compensation Committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed ten years from the date of grant.

Performance Awards.    The 2017 Plan also authorizes our Compensation Committee to grant performance awards. Performance awards represent the participant's right to receive a compensation amount, based on the value of our common stock, if performance goals established by our Compensation Committee are met. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance award. Performance goals may relate to our financial performance, the participant's performance or such other criteria determined by our Compensation Committee. If the performance goals are met, performance awards will be paid in cash, shares of common stock or a combination thereof.

Under the 2017 Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries (except with respect to the total stockholder return and earnings per share criteria), will be used by our Compensation Committee in establishing performance goals for awards intended to qualify as "Performance-based Compensation" under Section 162(m): Funds from Operations (“FFO”); Core FFO; earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; operating (or gross) income or profit; pretax income before allocation of corporate overhead and/or bonus; operating efficiencies; operating income as a percentage of net revenue; return on equity, assets, capital, capital employed or investment; after tax operating income; net income; earnings or book value per share; financial ratios; cash flow(s); total sales, revenues or sales or revenues per available bed and/or net apartment rent per occupied bed; total rental income or revenues; capital expenditures as a percentage of rental income; total operating expenses, or some component or combination of components of total operating expenses, as a percentage of rental income; stock price or total stockholder return, including any comparisons with stock market indices; appreciation in or maintenance of the price of EdR’s common stock or any of our publicly-traded securities; dividends; debt or cost reduction; comparisons with performance metrics of peer companies; comparisons of EdR’s stock price performance and/or total stockholder return relative to the stock price performance of peer companies; strategic business objectives, consisting of one or more objectives based on meeting specified cost, acquisition or leasing targets, meeting or reducing budgeted expenditures, attaining division, group, segment or corporate financial goals, meeting business expansion goals (including without limitation, developmental or strategic milestones of projects in development, execution of contracts with current or prospective customers and development and/or execution of business expansion strategies) and meeting goals relating to leasing, acquisitions, joint ventures or collaborations or dispositions; economic value added; occupancy; or any combination [or derivative] thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance or the past performance of any of our subsidiaries, operating units, business segments or divisions and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. Our Compensation Committee may appropriately adjust any evaluation of performance under the foregoing criteria to exclude any of the following events that occurs during a performance period: asset impairments or write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; any item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items,” and/or as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable year; foreign exchange gains and losses; the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; or any other event either not directly related to our operations or not within the reasonable control of our management.

Bonuses.    Cash performance bonuses payable under the 2017 Plan may be based on the attainment of performance goals that are established by our Compensation Committee and relate to one or more performance criteria described in the plan. Cash performance bonuses must be based upon objectively determinable bonus formulas established in accordance with the 2017 Plan.

Dividend Equivalents.    Our Compensation Committee may grant dividend equivalents in connection with the grant of any equity-based award. Dividend equivalents may be paid in cash or may be deemed reinvested in additional shares of stock and may be payable in cash, common stock or a combination of the two. To the extent the dividend equivalents are provided with respect to another award that vests or is earned based upon achievement of performance goals, any dividend equivalents will not be paid currently, but instead will be paid only to the extent the award vests. Our Compensation Committee will determine the terms of any dividend equivalents.

Other Equity-Based Awards.    Our Compensation Committee may grant other types of equity-based awards under the 2017 Plan, including LTIP units. Other equity-based awards may be payable in cash, common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by our Compensation Committee.

LTIP Units are intended to be profits interests in the Operating Partnership, the rights and features of which, if applicable, are set forth in the agreement of limited partnership for the Operating Partnership (the “Partnership Agreement”). Subject to the terms and provisions of the 2017 Plan and the Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to participants under the 2017 Plan in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for service to the Operating Partnership.

Recoupment.    If we adopt a “clawback” or recoupment policy, any awards granted pursuant to the 2017 Plan will be subject to repayment to us to the extent provided under the terms of such policy. We reserve the right in any award agreement to cause a forfeiture of the gain realized by a recipient if such recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for “cause” as defined in the 2017 Plan, applicable award agreement or any other agreement between us or an affiliate and the recipient.

Change in Control.    Unless otherwise provided by our Compensation Committee, or in an award agreement or by a contractual agreement between EdR and a participant, if, within one year following a change in control, a participant separates from service with EdR (or its successor) by reason of (a) death or disability; (b) for good reason by the participant; or (c) involuntary termination by EdR for any reason other than for cause, all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

In the event of a change in control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any participant, either assume or continue EdR’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, provided, that in the event of such an assumption, the Acquiror must grant the rights set forth above to the participant in respect of such assumed awards.

In summary, a change in control under the 2017 Plan occurs if:

•a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 35% or more of the total combined voting power of the Company’s outstanding securities;

•a reorganization, merger, share exchange, consolidation or sale of all or substantially all of our assets is consummated after which less than a majority of the combined voting power of the then outstanding securities of the corporation or other entity resulting from such transaction owns the Company or all or substantially all of the Company’s assets is held by the holders of the Company’s securities entitled to vote in the election of directors of the Company immediately prior to such transaction; or

•during any two year period, individuals who constitute our Board of Directors at the beginning of any such period cease for any reason to constitute a majority of our Board of Directors, treating any individual whose election or nomination was approved by two-thirds of the incumbent directors as an incumbent director for this purpose.

Adjustments for Stock Dividends and Similar Events.    Our Compensation Committee will make appropriate adjustments in outstanding awards, the number of shares available for issuance under the 2017 Plan, and the annual equity award grant limitations under the 2017 Plan, to reflect stock splits and other similar events.

Transferability of Awards.    Except as otherwise permitted in an award agreement or by our Compensation Committee, awards under the 207 Plan are not transferable other than by a participant's will or the laws of descent and distribution.

Term and Amendment.    Our Board of Directors may amend or terminate the 2017 Plan at any time; provided that no amendment may adversely impair the benefits of participants with respect to outstanding awards without the participants’ consent or violate the 2017 Plan’s prohibition on repricing. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the plan. Unless terminated sooner by our Board of Directors, the 2017 Plan will terminate on the tenth anniversary of its approval by stockholders.

Certain U.S. Federal Income Tax Consequences

Taxation of Stock Options. The following summary briefly describes U.S. federal income tax consequences of options, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2017 Plan should consult their own professional tax advisors concerning tax aspects of rights under the 2017 Plan. Nothing in this Proxy Statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

With respect to nonqualified stock options, no income for federal income tax purposes will be recognized by the optionee (and no deduction will be permitted) upon the grant of the option. The difference between the option exercise price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by us on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to us.

With respect to incentive stock options, if the optionee does not make a “disqualifying disposition” of stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option, except that the amount by which the fair market value of the stock at time of exercise exceeds the option exercise price (the “ISO spread”) will be alternative minimum taxable income under the alternative minimum tax rules. In the event of a subsequent sale of the stock received upon exercise that was not a “disqualifying disposition,” any amount realized in excess of cost will be taxed as capital gain and any loss sustained will be capital loss. In such case, we will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A “disqualifying disposition” will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after exercise in respect of such shares. If a disqualifying disposition is made, the difference between the option exercise price and the lesser of (i) the fair market value of our stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to us. Any remaining gain realized by the optionee will be taxed as capital gain. A “disqualifying disposition” occurring in a year subsequent to the year of exercise for an amount less than the exercise price will not eliminate the treatment of the ISO spread as an alternative minimum tax preference item of the optionee in the year of exercise.

Parachute Limitation.    Unless a recipient is party to another agreement that addressed Sections 280G and 4999 of the Code, to the extent any payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the payment and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the payments and benefits without reduction but with the executive paying the excise tax liability.

Section 162(m).    Section 162(m) generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to certain of its executive officers. Certain performance-based compensation exceptions are available; however, our company is structured such that compensation is deducted at the operating partnership level, not the corporation. The IRS has previously issued a private letter ruling holding that Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the level of the Operating Partnership or its subsidiaries is not subject to the Section 162(m) limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m). As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) does not apply to compensation paid at the operating partnership level. Out of an abundance of caution, we are, nevertheless, asking in this proposal that stockholders approve the material terms of the plan to satisfy the Section 162(m) stockholder approval requirements.

Section 409A.    We intend to administer the 2017 Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code; however, we do not warrant that any award under the 2017 Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. We will not be liable to any participant for any tax, interest, or penalties that such participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the 2017 Plan.

Accounting Considerations. We consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.

Vote Required and Recommendation.

The affirmative vote of a majority of all the votes cast at the Annual Meeting is necessary for the approval of the Amended Equity Incentive Plan, meaning that the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal. In addition, the rules of the NYSE and Section 162(m) of the Internal Revenue Code require that votes for the proposal must be at least a majority of the votes cast on the proposal (including votes for, against and abstentions).  Accordingly, abstentions will have the legal effect of votes “AGAINST” the proposal. Shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs such as Proposal 3 (advisory (non-binding) vote on executive compensation). By voting, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS.”

We have held an annual advisory (non-binding) vote on executive compensation since 2011. After careful consideration, our Board of Directors has determined that continuing to hold an advisory vote on executive compensation every “1 YEAR” is the most appropriate alternative for EdR and, therefore, our Board of Directors recommends that you vote for a frequency of “1 YEAR” for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will continue to allow our stockholders to provide us with their direct input on our compensation program generally and our compensation philosophy, policies and practices specifically. Moreover, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders regarding corporate governance matters and our executive compensation program and its underlying philosophy, policies and practices. We understand that our stockholders may have different views as to the frequency with which we should seek an advisory vote on the compensation of our NEOs, and we anticipate their vote with respect to this Proposal 5.

You may cast your vote on your preferred voting frequency by choosing the option of “1 YEAR,” “2 YEARS,” or “3 YEARS” or abstain from voting when you vote in response to the resolution set forth below. The option of one year, two years or three years that receives a majority of all the votes cast at the Annual Meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation that has been recommended by EdR’s stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option that has been recommended by EdR’s stockholders with respect to the frequency of the advisory vote on executive compensation.

“RESOLVED, that the stockholders of EdR determine, on an advisory basis, whether the stockholders of EdR shall conduct an advisory vote every one year, two years or three years regarding the compensation of EdR’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in EdR’s annual proxy statements.”

The vote for this Proposal 5 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or EdR. Accordingly, although we value the opinions of our stockholders and carefully consider their concerns, our Board of Directors may decide that it is in the best interests of our stockholders and EdR to hold an advisory vote on executive compensation more or less frequently than the option that is approved by our stockholders.

The Board Recommends That You Vote “1 YEAR” With Respect To Proposal 5.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 10, 2017, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on March 10, 2017, EdR had 73,155,531 shares of common stock outstanding.

Stockholder of Record: Shares Registered in Your Name. If, on March 10, 2017, your shares were registered directly in your name with EdR’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 10, 2017, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP), Proposal 3 (advisory (non-binding) vote on executive compensation) and Proposal 4 (approval of the 2017 Omnibus Equity Incentive Plan), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. For Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), you may vote “1 YEAR,” “2 YEARS” or “3 YEARS” with respect to such proposal or “ABSTAIN” from voting. The procedures for voting are set forth below.

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization by U.S. Mail, over the Internet or by telephone.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.

•	To give your proxy authorization over the Internet visit www.proxyvote.com.

•	To give your proxy authorization by telephone call 1-800-690-6903.

•
To vote using a proxy card, you should complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by the close of business on May 9, 2017, then your shares will be voted as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received proxy materials from that organization rather than from EdR. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, contact your broker, bank or other agent to request a proxy card.

We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What are my voting rights?

For each proposal to be voted upon, you have one vote for each share of EdR common stock that you own as of the close of business on March 10, 2017. No dissenters' rights are provided under the Maryland General Corporation Law, our charter or our Bylaws with respect to any of the proposals described in this Proxy Statement.

What if I return a proxy card but do not make specific choices?

If you return a proxy card signed and dated without marking any voting selections, your shares will be voted “FOR” the election of all eight nominees for director; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; “FOR” the approval of the compensation of our NEOs; "FOR" the approval of the 2017 Omnibus Equity Incentive Plan; and "1 YEAR" with respect to the advisory (non-binding) vote on the frequency of stockholder votes on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after I return my proxy card?

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card bearing a later date, which must be received by the close of business on May 9, 2017;

•
You may send a written notice that you are revoking your proxy, which must be received by the close of business on May 9, 2017, to 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120, Attention: Corporate Secretary; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the close of business on March 10, 2017, the record date, there were 73,155,531 shares outstanding and entitled to vote. Thus, 36,577,766 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes as described below, will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors); (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal 2 (ratification of the appointment of Deloitte & Touche LLP), Proposal 3 (advisory (non-binding) vote on executive compensation) and Proposal 4 (approval of the 2017 Omnibus Equity Incentive Plan); and (iii) “1 YEAR,” “2 YEARS” or “3 YEARS,” abstentions and broker non-votes with respect to Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation).

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals but may vote their clients’ shares on “routine” proposals. Under applicable rules of the NYSE and Section 162(m) with respect to Proposal 4, Proposal 1 (election of directors), Proposal 3 (advisory (non-binding) vote on executive compensation); Proposal 4 (approval of the 2017 Omnibus Equity Incentive Plan) and Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation) are non-routine proposals. Conversely, Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) is a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
For Proposal 1 (election of directors), the vote of a majority of all of the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, the eight nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

•
For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

•
For Proposal 3 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

•
For Proposal 4 (approval of the 2017 Omnibus Equity Incentive Plan), the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is required for the approval of Proposal 4. For purposes of the vote on Proposal 4, abstentions will have the same effect as votes against Proposal 4. Broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

•
For Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), the option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives a majority of all the votes cast at the Annual Meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation that has been recommended by EdR’s stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by EdR’s stockholders.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for EdR’s 2018 Annual Meeting of Stockholders?

Our annual meetings of stockholders are generally held in May of each year. We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders proposals that are received no later than November 27, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Bylaws. Stockholders must submit their proposals to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2018 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than October 28, 2017 and no later than November 27, 2017. A more detailed discussion regarding the submission of proposals for the 2018 Annual Meeting of Stockholders is provided under “Corporate Governance – Nominations by Stockholders” below.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing our proxy materials, posting our proxy materials on an Internet website and mailing any additional requested paper or electronic copies of our proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials and the Annual Report, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

EdR and some brokers, banks or other agents may be householding our proxy materials and the Annual Report. A single set of the Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, EdR will promptly deliver a separate copy of the Annual Report and other proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report and other proxy materials, you may send a written request to EdR at the address listed under “Whom should I contact if I have any questions?” below. Requests must be received by April 20, 2017 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Annual Report and other proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of EdR common stock, please contact our Corporate Secretary by calling (901) 259-2500, or by mail to 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

APPENDIX A: EDUCATION REALTY TRUST, INC. 2017 OMNIBUS EQUITY INCENTIVE PLAN

EDUCATION REALTY TRUST, INC.
2017 OMNIBUS EQUITY INCENTIVE PLAN

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS		77
	10.1	Grant of Restricted Stock or Stock Units	77
	10.2	Restrictions	77
	10.3	Restricted Stock Certificates	77
	10.4	Rights of Holders of Restricted Stock	77
	10.5	Rights of Holders of Stock Units	77
	10.6	Termination of Service	79
	10.7	Delivery of Shares	78
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS		78
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		79
	12.1	General Rule	79
	12.2	Surrender of Shares	79
	12.3	Cashless Exercise	79
	12.4	Other Forms of Payment	79
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS		79
	13.1	Dividend Equivalent Rights	79
	13.2	Termination of Service	79
14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS		80
	14.1	Grant of Performance Awards and Annual Incentive Awards	80
	14.2	Value of Performance Awards and Annual Incentive Awards	80
	14.3	Earning of Performance Awards and Annual Incentive Awards	80
	14.4	Form and Timing of Payment of Performance Awards and Annual Incentive Awards	80
	14.5	Performance Conditions	80
	14.6	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees	80
15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS		83
	15.1	Vesting	83
16.	PARACHUTE LIMITATIONS		83
17.	REQUIREMENTS OF LAW		84
	17.1	General	84
	17.2	Rule 16b-3	84
18.	EFFECT OF CHANGES IN CAPITALIZATION; CHANGE IN CONTROL		84
	18.1	Changes in Shares	85
	18.2	Change in Control	85
	18.3	No Limitations on Company	86
19.	GENERAL PROVISIONS		86
	19.1	Disclaimer of Rights	86
	19.2	Nonexclusivity of the Plan	86
	19.3	Withholding Taxes	87
	19.4	Captions	87
	19.5	Other Provisions	87
	19.6	Number and Gender	87
	19.7	Severability	87
	19.8	Governing Law	87

19.9	Code Section 409A	88

EDUCATION REALTY TRUST, INC.
2017 OMNIBUS EQUITY INCENTIVE PLAN
(effective May 10, 2017)

Education Realty Trust, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2017 Omnibus Equity Incentive Plan (the “Plan”), as follows:

1.	PURPOSE
The Plan is intended to provide (a) incentive to officers, employees, directors, consultants and other eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units (including deferred stock units), dividend equivalent rights, long-term incentive units, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1    “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Stock Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.2    “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (which shall correspond to the Company’s fiscal year, unless otherwise specified by the Committee).
2.3    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.
2.4    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, or Other Equity-Based Award under the Plan.
2.5    “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.6    “Benefit Arrangement” shall have the meaning set forth in Section 16.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Cause” means, unless defined otherwise in a Grantee’s Award Agreement or employment, consulting or services agreement with the Company or an Affiliate (in which case such definition shall control), as determined by the Committee, (i) the engaging by the Grantee in willful misconduct that is injurious to the Company or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Grantee. For purposes of this paragraph, no act, or failure to act, on the Grantee’s part shall be considered “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Grantee.
2.9    “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:
(i)    any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act (other than the Company or a wholly-owned Subsidiary thereof, any employee benefit plan of the Company or any of its Subsidiaries, or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
(ii)    consummation of a reorganization, merger, share exchange, consolidation or sale of all or substantially all of the Company’s assets, after which less than a majority of the combined voting power of the then outstanding securities of the corporation or other entity resulting from such transaction or a parent thereof (including, without limitation, the corporation or other entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) is held by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
(iii)    during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board, and any new directors elected during such period if their election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors of the Company then still in office (but excluding, for this purpose, any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of the Board.
Notwithstanding the foregoing, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment, settlement or vesting (if vesting would be deemed a distribution with respect to the Award under Section 409A) shall occur with respect to such Award on account of the Change in Control transaction or event unless the transaction or event also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, as those terms are used in Code Section 409A(a)(2)(A)(v).
2.10    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.11    “Committee” means the Committee constituted under Section 3 to administer the Plan.
2.12    “Common Stock” means the common stock of the Company, par value $0.01 per share.
2.13    “Company” means Education Realty Trust, Inc., a Maryland corporation.
2.14    “Covered Employee” means a Grantee who is a covered employee within the meaning of Code Section 162(m)(3).
2.15    “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.

2.16    “Disability” means, unless defined otherwise in a Grantee’s Award Agreement or employment, consulting or services agreement with the Company or an Affiliate (in which case such definition shall control), a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan; provided, however, that to the extent required to comply with Section 409A of the Code, the term “Disability” shall have the meaning set forth in Section 409A of the Code.
2.17    “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
2.18    “Effective Date” means May 10, 2017, the date the Plan was approved by the stockholders of the Company.
2.19    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.20    “Fair Market Value” means the fair market value of a Share for purposes of the Plan, which shall be determined as of any Determination Date as follows:
(i)    If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share shall be the closing price of the Share on the most recent date prior to such Determination Date on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.
(ii)    If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of the Share as determined by the Committee in good faith; provided, however, that if such Fair Market Value is used to determine an Option Price or a SAR Exercise Price, the Committee shall use a reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
2.21    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
2.22    “Good Reason” means, unless defined otherwise in a Grantee’s Award Agreement or employment, consulting or services agreement with the Company or an Affiliate (in which case such definition shall control), as determined by the Committee a material reduction in a Grantee’s position, authority, duties or responsibilities following a Change in Control as compared to such level immediately prior to a Change in Control, or (ii) any material reduction in a Grantee’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Grantee is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Grantee performed such duties prior to the Change in Control; provided, however, that the Service Provider must provide written notice to the Company of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition, such condition must not have been remedied by the Company within thirty (30) days of such written notice, and the termination must occur within ninety (180) days after such failure to remedy the event.
2.23    “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Committee.
2.24    “Grantee” means a natural person who receives or holds an Award under the Plan.
2.25    “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.26    “Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.
2.27    “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.28    “Option” means an option to purchase one or more Shares pursuant to the Plan.
2.29    “Option Price” means the exercise price for each Share subject to an Option.
2.30    “Other Agreement” shall have the meaning set forth in Section 16.
2.31    “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award or Annual Incentive Award.
2.32    “Outside Director” means a member of the Board who is not an officer or employee of the Company.
2.33    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.
2.34    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.
2.35    “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which have been approved by the Company’s stockholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.
2.36    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.37    “Plan” means this Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan, as amended from time to time.
2.38    “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.
2.39    “Restricted Stock” means Shares awarded to a Grantee pursuant to Section 10.
2.40    “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.
2.41    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.42    “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a director, only service to the Company or any of its Subsidiaries constitutes Service. Except as may otherwise be required to comply with Code Section 409A, if the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.
2.43    “Service Provider” means an employee, officer, director, or a consultant or adviser (who is a natural person) providing services to the Company or any of its Affiliates.
2.44    “Share” means a share of Common Stock.
2.45    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.
2.46    “Stock Units” means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.
2.47    “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.
2.48    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
2.49    “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
2.50    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining Share ownership, the attribution rules of Code Section 424(d) shall be applied.
2.51    “Unrestricted Stock” shall have the meaning set forth in Section 11.
2.52    “2011 Plan” means the Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN
3.1    Committee.
The Plan shall be administered by the Committee, constituted as follows:
(i)    The Committee will consist of the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board or such committee as the Board shall select. Once appointed, the Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), or remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board determines otherwise, while the Company Shares are registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a committee consisting of no fewer than two directors of the Company, each of whom is (A) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (B) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (C) an “independent director” for purpose of the rules and regulations of the Stock Exchange or quotation system on which the Shares are principally traded; provided, however, the failure of the Committee to be composed solely of individuals who are “non-employee directors,” “outside directors,” and “independent directors” shall not render ineffective or void any Awards made by, or other actions taken by, such Committee.
(ii)    The Plan may be administered by different bodies with respect to different Grantees.
(iii)     Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Grantee, any stockholder and any employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
(iv)    The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to employees and officers of the Company and its Affiliates who are not directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act.
3.2    Terms of Awards.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(i)    designate Grantees;
(ii)    determine the type or types of Awards to be made to a Grantee;
(iii)    determine the number of Shares to be subject to an Award;
(iv)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(v)    prescribe the form of each Award Agreement evidencing an Award;
(vi)    interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;
(vii)    correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;
(viii)    establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix)    amend, modify, or reprice (except as such practice is prohibited by Section 3.4 herein) the terms of any outstanding Award; and
(x)    make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
3.3    Forfeiture; Recoupment.
The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Company may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or any Affiliate and such Grantee, as applicable.
If the Company adopts a “clawback” or recoupment policy, any Award will be subject to repayment to the Company to the extent so provided under the terms of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
3.4    No Repricing.
Except for adjustments to Options or SARs contemplated by Section 18, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price that is less than the exercise price of the original Options or SARs; (c) cancel outstanding Options or SARs with an Option Price or SAR Exercise Price above the current Fair Market Value of a Share in exchange for cash or other securities; or (d) take any other action with respect to Options or SARS that would be treated as a repricing under the Stock Exchange or quotation system on which the Shares are principally traded.
3.5    Deferral Arrangement.
The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.6    No Liability.
No member of the Board or the Committee (or any other person to whom administrative authority has been delegated hereunder) shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.7    Share Issuance/Book-Entry.
Notwithstanding any provision of the Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or issuance of one or more share certificates.

4.	SHARES SUBJECT TO THE PLAN

4.1    Number of Shares Available for Awards.
Subject to adjustment as provided in Section 18, the number of Shares available for issuance under the Plan shall be equal to the sum of (i) 1,000,000 Shares and (ii) the number of shares available for grant under the 2011 Plan as of the end of the day that is the Effective Date of this Plan.  The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Each LTIP Unit awarded under the Plan will be equivalent to an award of one Share for purposes of reducing the number of Shares available under the Plan.
4.2    Adjustments in Authorized Shares.
The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of Shares reserved pursuant to Section 4 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to awards before and after the substitution. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of Shares available under the Plan, subject to requirements of the Stock Exchange on which the Shares are listed.
4.3    Share Usage.
Each Share and each LTIP Unit issued pursuant to an Award shall reduce the number of Shares available for issuance under the Plan by one (1) share.  If any Award granted under the Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares or LTIP Units subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, in accordance with this Section 4.3.  If any award granted under the 2011 Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares or operating partnership units subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, and the number of Shares available for issuance under the Plan shall be increased, in accordance with this Section 4.3.  The Committee may make such other determinations regarding the counting of Shares or LTIP Units issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by Applicable Law.  Notwithstanding the foregoing, if an SAR that is to be settled in Shares is exercised, in whole or in part, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.3 shall be the full number of Shares that were subject to the SAR or portion thereof that was exercised, and not the net number of Shares actually issued upon the settlement of the SAR. The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld in connection with the purchase of Shares upon exercise of an Option, (ii) any Shares deducted, withheld or delivered from an Award in connection with the Company’s tax withholding obligations, or (iii) any Shares purchased by the Company with proceeds from Option exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1    Effective Date.
The Plan shall be effective as of the Effective Date.
5.2    Term.
The Plan first became effective on the Effective Date. The Plan shall continue in effect until the day immediately prior to the 10-year anniversary of the Effective Date, unless sooner terminated on any date as provided in Section 5.3 or extended with approved by the stockholders of the Company.
5.3    Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Laws or required by the Stock Exchange on which the Shares are listed. No amendment will be made to the no-repricing provisions of Section 3.4 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1    Service Providers and Other Persons.
Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2    Limitation on Shares Subject to Awards and Cash Awards.
Awards intended to qualify as Performance-Based Compensation shall be subject to the following limitations:
(i)    the maximum number of Shares subject to Options or SARs that can be granted to any person in any calendar year is Five Hundred Thousand (500,000) Shares (for this purpose, tandem SARs/Options shall be treated as one Award);
(ii)    the maximum number of Shares that can be granted pursuant to an Award, other than pursuant to Options or SARs, to any person in any calendar year is Five Hundred Thousand (500,000) Shares; and
(iii)    the maximum amount that may be paid as an Annual Incentive Award in a calendar year to any person eligible for an Award shall be Five Million Dollars ($5,000,000) and the maximum amount that may be paid in respect of a cash-settled Performance Award granted in a calendar year to any person shall be Five Million Dollars ($5,000,000).
The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.
6.3    Non-Employee Director Limit.
The combined maximum number of Shares and LTIP Units subject to Awards granted during a single calendar year to any non-employee Director, taken together with any cash fees paid during the calendar year in respect of the non-employee Director’s service as a member of the Board (including service as a member or chair of any regular committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
6.4    Stand-Alone, Additional, Tandem and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.4, if an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.4, the Option Price of an Option or the SAR Exercise Price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS
8.1    Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.
8.2    Vesting.
Subject to Sections 8.3 and 18, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.
8.3    Term.
Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.
8.4    Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5    Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.
8.6    Method of Exercise.

Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Subject to the terms of Section 12 and Section 19.3, such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.
8.7    Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual or entity holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares or to receive notice of any meeting of the Company’s stockholders) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.8    Delivery of Share Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.7.
8.9    Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10    Family Transfers.
If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11    Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12    Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1    Right to Payment and Grant Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one Share on the SAR Grant Date; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.
9.2    Other Terms.
The Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
9.3    Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4    Transferability of SARS.
Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5    Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
10.1    Grant of Restricted Stock or Stock Units.
Awards of Restricted Stock or Stock Units may be made for consideration or no consideration. To the extent required by Applicable Law, Grantees will be required to pay the par value of the Shares; provided, however, that, to the extent permitted by Applicable Law, par value shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).
10.2    Restrictions.
At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14, and which shall be set forth in the Award Agreement relating to such grant. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.
10.3    Restricted Stock Certificates.
Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock have been granted, share certificates representing the total number of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4    Rights of Holders of Restricted Stock.
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Shares. Awards of Restricted Stock may provide for the right to receive any dividends declared or paid with respect to such Shares; provided, however, that to the extent such dividend rights are provided with respect to Restricted Stock that vests or is earned based upon the achievement of performance goals, dividends shall not be paid currently, but shall, instead, be paid (or, to the extent deemed reinvested into additional Shares of Restricted Stock, vest) only to the extent (and when) such Restricted Stock vests. The Award Agreement may provide that dividends are payable in cash or deemed reinvested in additional Shares of Restricted Stock at a price per Share equal to the Fair Market Value of a Share on the date that such dividend is paid. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, extraordinary dividend, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant. Absent advance written consent by the Committee, holders of Restricted Stock may not make an election under Code Section 83(b) with regard to the grant of Restricted Stock, and any holder who attempts to make such an election without first obtaining such consent shall forfeit the Restricted Stock.

10.5    Rights of Holders of Stock Units.

10.5.1    Voting and Dividend Equivalent Rights.
Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Stock Units, to direct the voting of the Shares subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.
10.5.2    Creditor’s Rights.
A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6    Termination of Service.
Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Stock Units.
10.7    Delivery of Shares.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee and set forth in the Award Agreement relating to such Restricted Stock or Stock Units, the restrictions applicable to Restricted Stock or Stock Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a share certificate evidencing ownership of such Shares shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the Shares represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS
The Committee may, in its sole discretion, grant (or sell) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. To the extent required by Applicable Law, Grantees will be required to pay the par value of any Shares received pursuant to an Award; provided, however, that, to the extent permitted by Applicable Law, par value shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).
The Committee may, in its sole discretion, grant Awards to Grantees in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1    General Rule.
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
12.2    Surrender of Shares.
To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.
12.3    Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by Applicable Laws and to the extent the Committee so provides, in an Award Agreement or otherwise, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the Committee) by the Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or (ii) by the Grantee electing to have the Company issue to the Grantee only that the number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.
12.4    Other Forms of Payment.
To the extent the Committee so provides, in an Award Agreement or otherwise, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service to the Company or an Affiliate.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1    Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs, and, provided, further, that to the extent such Dividend Equivalent Rights are provided with respect to an Award that vests or is earned based upon the achievement of performance goals, any dividend equivalent amounts shall not be paid currently, but shall, instead, be paid (or, to the extent deemed reinvested into additional Shares or Share-based Awards, issued) only to the extent such Award vest (with the Dividend Equivalent amount paid or issued, as the case may be, at the same time the cash is paid or Shares are issued at or after vesting of the Award). The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or may be deemed to be reinvested in additional Shares or Share-based Awards, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be based on the Fair Market Value of a Share on the date the dividend was paid.
13.2    Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS
14.1    Grant of Performance Awards and Annual Incentive Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.
14.2    Value of Performance Awards and Annual Incentive Awards.
Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Plan participant.
14.3    Earning of Performance Awards and Annual Incentive Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Plan participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
14.4    Form and Timing of Payment of Performance Awards and Annual Incentive Awards.
Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
14.5    Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
14.6    Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.
If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.
14.6.1    Performance Goals Generally.

The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals applicable to Awards intended to qualify as Performance-Based Compensation shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.
14.6.2    Timing For Establishing Performance Goals.
Performance goals applicable to Awards intended to qualify as Performance-Based Compensation shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m).
14.6.3    Settlement of Awards; Other Terms.
Settlement of such Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.
14.6.4    Performance Measures.
The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures, with or without adjustment:
(a)    funds from operations;
(b)    core funds from operations;
(c)    earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;
(d)    operating (or gross) income or profit;
(e)    pretax income before allocation of corporate overhead and/or bonus;
(f)    operating efficiencies;
(g)    operating income as a percentage of net revenue;
(h)    return on equity, assets, capital, capital employed or investment;
(i)    after tax operating income;
(j)    net income;
(k)    earnings or book value per share;
(l)    financial ratios;

(m)    cash flow(s);
(n)    total sales or revenues, sales or revenues per available bed and/or net apartment rent per occupied bed;
(o)    total rental income or revenues;
(p)    capital expenditures as a percentage of rental income;
(q)    total operating expenses, or some component or combination of components of total operating expenses, as a percentage of rental income;
(r)    stock price or total stockholder return, including any comparisons with stock market indices;
(s)    appreciation in or maintenance of the price of the common stock or any of the Company’s publicly-traded securities;
(t)    dividends;
(u)    debt or cost reduction;
(v)    comparisons with performance metrics of peer companies;
(w)    comparisons of the Company’s stock price performance and/or total stockholder return relative to the stock price performance and/or the total stockholder return of peer companies;
(x)    strategic business objectives, consisting of one or more objectives based on meeting specified cost, acquisition, leasing or occupancy targets, meeting or reducing budgeted expenditures, attaining division, group, segment or corporate financial goals, meeting business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of projects in development, execution of contracts with current or prospective customers and development and/or execution of business expansion strategies) and meeting goals relating to leasing, acquisitions, joint ventures or collaborations or dispositions;
(y)    economic value-added; or
(z)    any combination of the foregoing.
Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.
Any Performance Measure(s) may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the performance of the Company, Subsidiary, and/or Affiliate or past performance or the past performance of any of the Company, Subsidiary, and/or Affiliate, operating units, business segments or divisions and/or the past or current performance of other companies, and in the case of earnings based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets, as the Committee may deem appropriate.
14.6.5    Evaluation of Performance.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset impairments or write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items,” and/or as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable year; (f) foreign exchange gains and losses; (g) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; and (h) any other event either not directly related to operations or not within the reasonable control of management. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
14.6.6    Adjustment of Performance-Based Compensation.
Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.
14.6.7    Board Discretion.
In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Sections 162(m) or 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS
LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Committee shall determine. LTIP Units must be granted for service to the Operating Partnership.
15.1    Vesting.
Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.

16.	PARACHUTE LIMITATIONS
Unless the Grantee is party to a written agreement or other legally enforceable contract that expressly addresses Code Section 280G or Code Section 4999 (in which case, the provisions in such agreement or contract relating to Code Section 280G and Code Section 4999 shall control and the provisions in this Section 16 shall not be applicable to the Grantee), if the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate (an “Other Agreement”) providing any right to exercise, vesting, payment or benefit, and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:
(i)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and

(ii)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW
17.1    General.
No Grantee will be permitted to acquire, or will have any right to acquire, Shares thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the Company’s status as a REIT. The Company shall not be required to offer, sell or issue any Shares under any Award if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to offer, sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
17.2    Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

18.1    Changes in Shares.
Without limiting the Committee’s discretion as provided in the following subsections of this Section 18, if the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable and proportionate manner as deemed appropriate by the Committee, either (i) adjust (A) the number and kind of shares or other securities for which Awards may be made under the Plan, (B) the limits set forth in Section 6.2, (C) the number and kind of shares or other securities subject to outstanding Awards, and (D) with respect to outstanding Options or SARs, the Option Price or SAR Exercise Price per share; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.
18.2    Change in Control.
(i)    Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Grantee, if, within one year following a Change in Control, a Grantee’s Service terminates (a) by reason of death or Disability; (b) by the Grantee for Good Reason; or (c) by the Company for any reason other than for Cause, all of such Grantee’s outstanding Awards shall vest, become immediately exercisable and payable and have all restrictions lifted.
(ii)    In the event of a Change in Control, the Committee may (to the extent permitted by Section 409A, if applicable) take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Grantee’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.  In the event of a Change of Control, and without the consent of any Grantee, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or SARs shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or SARs shall terminate and be of no further force and effect.
(iii)    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may (to the extent permitted by Section 409A, if applicable), without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 18.2(i) to the Grantee in respect of such assumed Awards.  For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 18.1) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror (and, if applicable, to the extent permitted by Section 409A), provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(iv)    The Committee may (to the extent permitted by Section 409A, if applicable), in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the Option Price or SAR Exercise Price, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the Option Price or SAR Exercise Price of an Award is greater than the per share consideration in connection with the Change in Control).  In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
(v)    The Committee may (to the extent permitted by Section 409A, if applicable), in its discretion, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Grantees shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Grantee such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.
18.3    No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.	GENERAL PROVISIONS
19.1    Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
19.2    Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Company to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as it may determine to be desirable.
19.3    Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of Shares subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the maximum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares, or such lesser amount as the Company may specify or as may be necessary to avoid adverse accounting treatment. Notwithstanding Section 2.20 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company or an Affiliate, or its designee or agent, with advance written notice of such sale.
19.4    Captions.
The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
19.5    Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
19.6    Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
19.7    Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
19.8    Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
19.9    Code Section 409A.
The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute deferred compensation within the meaning of Code Section 409A, and the Plan and all Award Agreements shall be interpreted accordingly. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding anything to the contrary in this Plan or any Award Agreement, if a Grantee is deemed on the date of the Grantee’s termination of employment to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B), then, to the extent required by Code Section 409A, any payment or the provision of any benefit pursuant to an Award that is considered deferred compensation under Code Section 409A and that is payable on account of such Grantee’s “separation from service” shall not be made or provided until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service,” and (ii) the date of the Grantee’s death. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 19.9 Reference source not found. (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Grantee in a lump sum, and any remaining payments and benefits due under this this Plan and any Award Agreement shall be paid or provided in accordance with the normal payment dates specified for them therein.
* * *

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 John V. Arabia
02 William J. Cahill, III
03 Randall L. Churchey
04 Kimberly K. Schaefer
05 Howard A. Silver
06 John T. Thomas
07 Thomas Trubiana
08 Wendell W. Weakley

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000329197_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Randall L. Churchey and Edwin B. Brewer, Jr., or either of them, with full power of substitution, as proxy to represent and vote all shares of common stock, $0.01 par value per share, of Education Realty Trust, Inc. held of record by the undersigned as of the close of business March 10, 2017 at the Annual Meeting of Stockholders to be held on May 10, 2017 or any adjournment or postponement thereof, as designated on the reverse side hereof in their discretion as to other matter.

The shares represented by this Proxy will be voted as directed by the undersigned. **If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4 and "1 YEAR" for Proposal 5**.

Please mark, sign and date this proxy card and return it promptly in the enclosed postage paid envelope so that your shares may be represented at the Annual Meeting.

Continued and to be signed on reverse side

0000329197_2 R1.0.1.15